UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

GREENLIGHT CAPITAL RE, LTD.
(Name of Registrant As Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GREENLIGHT CAPITAL RE, LTD.
65 Market Street, Suite 1207
Jasmine Court, Camana Bay
P.O. Box 31110
Grand Cayman, KY1-1205
Cayman Islands
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 26, 2022

Notice is hereby given that the Annual General Meeting of Shareholders, or the Meeting, of Greenlight Capital Re, Ltd., or the Company, will be held at the Company’s offices at 65 Market Street, Suite 1207, Jasmine Court, Camana Bay, Grand Cayman, Cayman Islands on July 26, 2022 at 9:00 a.m. (local time), for the following purposes:
1.    To consider and vote upon a proposal to elect nine directors to serve on the Board of Directors of the Company until the Annual General Meeting of Shareholders of the Company in 2023, or the 2023 Meeting;
2.    To consider and vote upon a proposal to elect nine directors to serve on the Board of Directors of Greenlight Reinsurance, Ltd. until the 2023 Meeting, which, pursuant to the Company’s Third Amended and Restated Memorandum and Articles of Association, or the Articles, is required to be considered by the shareholders of the Company;
3.    To consider and vote upon a proposal to elect six directors to serve on the Board of Directors of Greenlight Reinsurance Ireland, Designated Activity Company until the 2023 Meeting, which, pursuant to the Articles, is required to be considered by the shareholders of the Company;
4.    To consider and vote upon a proposal to ratify the appointment of Deloitte Ltd. as the independent auditors of the Company for the fiscal year ending December 31, 2022;
5.    To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of Greenlight Reinsurance, Ltd. for the fiscal year ending December 31, 2022, which, pursuant to the Articles, is required to be considered by the shareholders of the Company;
6.    To consider and vote upon a proposal to ratify the appointment of Deloitte Ireland LLP as the independent auditors of Greenlight Reinsurance Ireland, Designated Activity Company for the fiscal year ending December 31, 2022, which, pursuant to the Articles, is required to be considered by the shareholders of the Company;
7.    To consider and cast a non-binding advisory vote on a resolution approving the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and
8.    To transact any other business that may properly come before the Meeting or any adjournment or postponement thereof.

Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.
Only shareholders of record, as shown by the transfer books of the Company, at the close of business on May 4, 2022 will be entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof.
In accordance with rules adopted by the Securities and Exchange Commission, we are pleased to furnish these proxy materials to shareholders over the Internet rather than in paper form.  We believe these rules allow us to provide our shareholders with expedited and convenient access to the information they need, while helping to conserve natural resources and lower the costs of printing and delivering proxy materials.
Whether or not you plan to attend the Meeting, we hope you will vote as soon as possible.  Voting your proxy will ensure your representation at the Meeting.  We urge you to carefully review the proxy materials and to vote FOR the election of each director nominee named in Proposals 1, 2 and 3 and FOR Proposals 4 through 7.

By Order of the Board of Directors,
/s/ Simon Burton
Simon Burton
Chief Executive Officer
April 28, 2022
Grand Cayman, Cayman Islands

MEETING INFORMATION

DATE	TIME	PLACE
July 26, 2022	9:00 a.m., Local Time	65 Market Street, Suite 1207, Jasmine Court, Camana Bay, Grand Cayman, Cayman Islands 1-800-652-8683
HOW TO VOTE
Your vote is very important. Whether or not you plan to attend the Meeting, we encourage you to read this proxy statement and submit your proxy so that your shares can be voted at the Meeting and to help us ensure a quorum at the Meeting. You may nonetheless vote in person if you attend the Meeting.

IN PERSON	BY PHONE	BY INTERNET	BY MAIL
You may come to the Meeting and cast your vote in person	1-800-690-6903	www.proxyvote.com	Mark, sign and date your proxy card and return it in the postage-paid envelope

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON JULY 26, 2022: THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, PROXY STATEMENT AND THE ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT www.envisionreports.com/GLRE

GREENLIGHT CAPITAL RE, LTD.
65 Market Street, Suite 1207, Jasmine Court, Camana Bay
P.O. Box 31110
Grand Cayman, KY1-1205
Cayman Islands

PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 26, 2022

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors, or our Board, of Greenlight Capital Re, Ltd., or the Company, of proxies for use at the Annual General Meeting of Shareholders of the Company, or the Meeting, to be held at 65 Market Street, Suite 1207, Jasmine Court, Camana Bay, Grand Cayman, Cayman Islands on July 26, 2022 at 9:00 a.m. (local time), and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders.  The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including consolidated financial statements, or the Annual Report, is included with this Proxy Statement for informational purposes and not as a means of soliciting your proxy.  We will furnish any exhibit to our Annual Report at no charge to any shareholder who provides a written request to the Company’s Secretary at the address above. You can also access our filings with the Securities and Exchange Commission, including our Annual Reports and all amendments thereto, at www.sec.gov.

    This Proxy Statement and the accompanying proxy card and Notice of Annual General Meeting of Shareholders are first being provided to shareholders on or about April 28, 2022.

Unless otherwise indicated or unless the context otherwise requires, all references in this Proxy Statement to “the Company,” “GLRE,” “we,” “us,” “our,” and similar expressions are references to Greenlight Capital Re, Ltd.  All references to “Greenlight Re” are references to Greenlight Reinsurance, Ltd., a Cayman Islands reinsurer and wholly-owned subsidiary of GLRE.  All references to “GRIL” are references to Greenlight Reinsurance Ireland, Designated Activity Company, an Ireland reinsurer and wholly-owned subsidiary of GLRE.

PROXY SUMMARY

This summary highlights certain information in this Proxy Statement and does not contain all the information you should consider in voting your shares. Please refer to the complete Proxy Statement and our Annual Report prior to voting at the Meeting.

Items of Business

The items of business to be addressed at the Meeting are as follows:

1. Elect each of the nine (9) director nominees to serve on the Company’s Board of Directors until the Annual General Meeting of Shareholders of the Company in 2023, or the 2023 Meeting;

2. Elect each of the nine (9) director nominees to serve on the Board of Directors of Greenlight Reinsurance, Ltd., or Greenlight Re, until the 2023 Meeting;

3. Elect each of the six (6) director nominees to serve on the Board of Directors of Greenlight Reinsurance Ireland, Designated Activity Company, or GRIL, until the 2023 Meeting;

4. Ratify the appointment of Deloitte Ltd., an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2022;

5. Ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as Greenlight Reinsurance, Ltd.’s independent auditors for the fiscal year ending December 31, 2022;

6. Ratify the appointment of Deloitte Ireland LLP as Greenlight Reinsurance Ireland, Designated Activity Company’s independent auditors for the fiscal year ending December 31, 2022;

7. Conduct a non-binding advisory vote on executive compensation; and

8.    Transact any other business that may properly come before the Meeting or any adjournment or postponement thereof.

Recommendations of the Board
Our Board recommends that our shareholders take the following actions at the Meeting:

Proposal		Board Voting Recommendation	Page Reference

1	Election of the Company’s Board of Directors	FOR each nominee	9
2	Election of Greenlight Re’s Board of Directors	FOR each nominee	30
3	Election of GRIL’s Board of Directors	FOR each nominee	30
4	Ratification of Company’s Auditors	FOR	31
5	Ratification of Greenlight Re’s Auditors	FOR	31
6	Ratification of GRIL’s Auditors	FOR	32
7	Advisory Vote on Say-on-Pay	FOR	32

THE COMPANY AT A GLANCE

Overview

Established in 2004, the Company is a specialist property and casualty reinsurance company with operations based in the Cayman Islands, Ireland, and the UK. We provide risk management products and services to insurance, reinsurance, and other risk marketplaces. The Company complements its underwriting activities with a non-traditional investment approach designed to achieve higher rates of return over the long term than reinsurance companies that exclusively employ more traditional investment strategies. In 2018, we launched our Greenlight Re Innovations unit, or Innovations, which supports technology innovators in the (re)insurance space by providing investment, risk capacity, and access to a broad insurance network.Our Innovations unit seeks to develop a range of risk products via strategic partnerships and other methods to access fee income, a stream of underwriting business, and investment upside potential.

Open Market Underwriting

•Where we have domain-specific expertise and a high level of market access, we may seek to act as the lead underwriter to achieve greater influence in negotiating pricing, terms, and conditions.
•Where our expertise is sufficient to evaluate the risk thoroughly, we will generally seek to participate in syndicated placements negotiated and priced by another party that we judge to have market-leading expertise in the class or as a quota share retrocessionaire of a market-leading reinsurer.

Alternative Investments

•We aim to complement our underwriting results with a non-traditional investment approach to achieve higher rates of return over the long term than reinsurance companies that exclusively employ more traditional investment strategies;
•Our investment portfolio is managed according to a value-oriented philosophy, in which our investment advisor takes long positions in perceived undervalued securities and short positions in perceived overvalued securities.

Innovations Underwriting

We We expect each of our Innovations’ relationships to have at least one of the following criteria:
•Adds expertise to our company in specific risk areas, technology, product innovation, or other areas;
•Provides access to a pool of capital, to products, or distribution;
•Generates a durable strategic or competitive position in one or more markets and increases our opportunities to achieve revenue growth and margin expansion.
•The value we add primarily comes from the application of our risk expertise, not solely capital or reinsurance support.

Corporate Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of shareholders, strengthens Board and management accountability and helps build public trust in the Company. The section entitled “Corporate Governance and Board of Directors and Committees” beginning on page 18 describes our corporate governance framework, which includes the following highlights:

•Annual election of directors
•Seven of our nine director nominees are independent and two are female
•Four of our nine director nominees joined our Board since 2017 (three directors added in 2021)
•Comprehensive Code of Ethics and Business Conduct and Corporate Governance Guidelines
•Conflict of Interest and Related Party Transaction Policy

•Frequent executive sessions of independent members of the Board and Committees
•Separate Chair, CEO and Lead Independent Director
•Nominating, Governance and Corporate Responsibility Committee participates in executive succession planning
•Directors elected by majority vote
•Regular Board, Committee and Director peer evaluations

•Board and Committee review of strategic, operational and compliance risks
•Ethics and corporate compliance hotline
•Ordinary Share Ownership Guidelines for Directors and Officers adopted in 2021
•Pay for Performance alignment
•Coordinated investor outreach
•No poison pill

2021 Shareholder Engagement and Responsiveness

In light of the results of our non-binding advisory vote on executive compensation at our 2021 Annual General Meeting of Shareholders held on May 4, 2021, or the 2021 Say-on-Pay Proposal, we proactively reached out to shareholders representing approximately 59% of our outstanding ordinary shares and engaged with shareholders representing approximately 35% of our outstanding ordinary shares. The chair of our Compensation Committee of the Board, or the Compensation Committee, who was joined in certain discussions by the Chair of our Board, Chief Financial Officer and General Counsel, engaged with certain shareholders in order to discuss compensation and governance matters.

In response to shareholder discussions, with the goal of building long-term value for our shareholders, the Board considered the feedback received and took the following actions:

Investor Feedback	GLRE Response

Corporate Governance

Skills matrix for Board members	•Created and included Board skills matrix. See “Director Nominee Skills and Qualifications.”

Additional disclosure of skill sets of newly appointed directors	•Included additional biographical and skill set information for all director nominees. See “Director Nominee Biographical Information” and “Director Nominee Skills and Qualifications.”

Additional disclosure relating to Board diversity	•Added two female directors in 2021 and enhanced disclosure on the Board’s position on diversity. See “Board Diversity.”

Additional disclosure relating Board refreshment and Board evaluation processes	•Enhanced disclosure on the Board refreshment and Board evaluation procedures. See “Self-Evaluation and Peer Review Processes.”

Disclosure of Board oversight of ESG
•Amended the charter of the Nominating & Corporate Governance Committee (now called the “Nominating, Governance and Corporate Responsibility Committee”) to require the committee to at least annually review with management the impact of the Company’s business operations and business practices with respect to issues such as environment, health and safety, corporate citizenship, public policy and community involvement and related matters, and make recommendations to the Board as deemed appropriate. See “Nominating, Governance and Corporate Responsibility Committee.”

Executive Compensation

Inclusion of more than one metric in LTIP	•The performance component of 2022 LTIP awards is based on more than one performance metric. See “Stock Incentive Plan Awards.”

Additional disclosure on LTIP vesting criteria, including certain performance conditions	•Enhanced disclosure of LTIP vesting criteria. See “Stock Incentive Plan Awards.”

Additional disclosure regarding peer group composition	•Enhanced disclosure of peer group analysis process. See “Role of the Compensation Consultant/Peer Group.”

Continue consideration of ownership levels of management to create “owner’s mindset in management”	•Adopted Ordinary Share Ownership Guidelines. See “Ordinary Share Ownership Guidelines.”

Adopt stock ownership guidelines	•Adopted Ordinary Share Ownership Guidelines for directors and officers.
Shareholder Rights

Additional disclosure regarding shareholder rights	•Included a reference to the summary of shareholders’ rights. See “Voting Securities and Vote Required.”

Environmental, Social and Governance

As a global provider of risk protection to cedents around the world, we believe that environmental, social and governance, or ESG, considerations should be at the heart of our operations. Our values of sound risk management, good governance, sustainability and social responsibility are reflected in how we operate our business, and are reflected in how we treat our colleagues, our clients and communities. The Nominating, Governance and Corporate Responsibility Committee has ultimate oversight over our ESG strategy and practices and is responsible for reporting to the Board periodically on these issues.

Governance

We maintain our Code of Ethics of Business Conduct and Ethics, or the Code of Ethics, that showcases our Company’s values to do the right thing. The Code of Ethics has important guidelines, expectations and information that our employees, officers and directors commit to, to guide their day-to-day business behavior. To further align the values of each company stakeholder, we also maintain an insider trading policy, share ownership and retention policy, conflicts and related party policies, and corporate governance guidelines. See “Corporate Governance Highlights.”

Diversity, Equity and Inclusion

We aim to push one another’s thinking, challenge long-held beliefs and assumptions and positively influence the social, environmental and economic well-being of our employees and the communities in which we live and operate. We help our employees and their families thrive by offering comprehensive benefits plans and personal and professional wellness tools, including premium healthcare benefits, a flexible work policy and company-sponsored access to professional development and training seminars. We believe our organic efforts relating to diversity, equity and inclusion, as evidenced by the composition of our workforce, is an integral component to our success and our culture. In support of our commitment, we have bolstered our corporate culture initiatives and goals, which we believe is vital to our business success.

Anticipating the evolving needs of our business strategy demands diverse ideas, perspectives, expertise and continued innovation. As a part of this effort to build the company’s future, we continue to focus on fostering a culture of inclusion to attract, develop and retain diverse talent at all levels of our company. In March 2022, we conducted a survey completed by 39 of our 44 employees. Of those who responded, 38% identified as female, 8% identified as gay or asexual, and 37% identified as racially or ethnically diverse. The company is developing a diverse Board. Our directors and alternate director are nationally diverse, comprised of citizens from the United States, Cayman Islands, Canada, Colombia, United Kingdom and Ireland and 22% of our directors are female. Diversity continues to be an important consideration in our approach to Board composition.

We are investing in a culture where everyone can feel a sense of ownership and accountability. This is best evidenced by our compensation structure, which balances the importance of both enterprise and individual performance. We believe everyone deserves equal opportunities for growth and advancement. Central to this goal is developing strong leaders who embrace our differences to inspire our best solutions. We believe that investing in our people and giving back to our communities builds and strengthens ties to the Company, our clients and our shareholders, which, in turn, advances better outcomes for all of our stakeholders.

Community

We aim to positively influence social, environmental and economic conditions for our employees, and by extension the communities where we live and work.

The Company and our Board value each of our employees and remains committed to ensuring that a safe and healthy workplace and environment is maintained. Within the company, we are helping our full-time and part-time employees and their families thrive by offering comprehensive benefit plans and personal and professional wellness tools, including premium healthcare benefits, a flexible work policy and company-sponsored access to professional development and training seminars. In 2020, we adopted a flexible workplace schedule to mitigate the risk of COVID-19 to our employees. In addition to workplace respect, we expect employees to preserve and promote a clean, safe, and healthy local and global environment.

In addition, our company has had a Charity Committee since 2006, which is composed of employees with oversight from a designated executive officer. The Charity Committee considers donation requests by employees that focus on areas of environment, youth and sports, arts and culture and benevolence. Additionally, at the discretion of the designated executive officer, the Company matches contributions made by our employees to non-profit organizations, including to environmental and social causes.

Since 2008, we have a scholarship program that provides financial assistant to Caymanian students who wish to further their post-high school education locally, allowing them to obtain degrees or vocational training in the field of their choice. During 2021, we granted scholarships to 16 eligible Caymanian students to assist with their post-secondary education.

Environmental

The Company understands its responsibility not only to provide solutions that help our clients manage their environmental and climate change risks, but also to monitor and control our carbon usage and ecological impact. Our Company is headquartered in Camana Bay, which is a community that values sustainable practices and initiatives, including the Cayman Island’s first glass recycling program, a farmers market to encourage locally-sourced food and electric vehicle charging stations. While our operations do not have a large physical footprint, we recognize that even the smallest measures contribute to minimizing our environmental impact and maximizing the sustainability of our business. As part of those small efforts, we have reduced our printing, leverage cloud application services and third party hosting to reduce datacenter processing. By virtue of our business, the Company assesses and offers protection against weather-related risks such as hurricanes, storms, wildfires and floods, helping businesses and individuals proactively manage their exposure to such risks.

VOTING
Voting Procedures

As a shareholder of GLRE, you have a right to vote on certain business matters affecting GLRE. The proposals that will be presented at the Meeting and upon which you are being asked to vote are discussed below under the “Proposals” section. Each Class A ordinary share of GLRE you owned as of the record date, May 4, 2022, entitles you to one vote on each proposal presented at the Meeting, subject to certain provisions of our Third Amended and Restated Memorandum and Articles of Association, or our Articles, as described below under “Voting Securities and Vote Required.”

Electronic Availability of Proxy Materials for 2022 Annual Meeting

Under rules adopted by the Securities and Exchange Commission, or the SEC, we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On or about May 9, 2022 we will mail to our shareholders (other than those who previously requested electronic or paper delivery of all proxy materials) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also instructs you on how to access your proxy card to vote over the Internet, by mail or telephone.

This process is designed to expedite shareholders’ receipt of proxy materials, help conserve natural resources and lower the cost of the Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Requesting a Paper Copy of Proxy Materials

Any registered shareholder receiving a Notice of Internet Availability who would like to request a separate paper copy of these materials, should: (1) go to www.envisionreports.com/GLRE and follow the instructions provided; (2) send an e-mail message to investorvote@computershare.com with “Proxy Materials Greenlight Capital Re, Ltd.” in the subject line and provide your name, address and the control number that appears in the box on the Notice of Internet Availability, and state in the e-mail that you want a paper copy of current meeting materials; or (3) call our stock transfer agent (Toll Free) at 1(866) 641-4276.

VOTING SECURITIES AND VOTE REQUIRED

As of April 28, 2022 the following ordinary shares are issued and outstanding:
•28,466,516 Class A ordinary shares, par value $0.10 per share; and
•6,254,715 Class B ordinary shares, par value $0.10 per share.
The above ordinary shares are our only classes of equity shares outstanding and entitled to vote at the Meeting.

Class A Ordinary Shares

Each Class A ordinary share is entitled to one vote per share. However, except upon unanimous consent of the Board of Directors of the Company, or our Board, no holder is permitted to acquire an amount of shares which would cause any person to own (directly, indirectly or constructively under applicable United States tax attribution and constructive ownership rules) 9.9% or more of the total voting power of the total issued and outstanding ordinary shares, such person referred to hereinafter as a 9.9% Shareholder.  The Board will reduce the voting power of any holder that is a 9.9% Shareholder to the extent necessary such that the holder ceases to be a 9.9% Shareholder.  In connection with this reduction, the voting power of the other shareholders of the Company may be adjusted pursuant to the terms of the Articles. Accordingly, certain holders of Class A ordinary shares may be entitled to more than one vote per share subject to the 9.9% restriction in the event that our Board is required to make an adjustment on the voting power of any 9.9% Shareholder or the voting power of a holder of Class B ordinary shares as described below.

Class B Ordinary Shares

Each Class B ordinary share is entitled to ten votes per share.  However, the total voting power of all Class B ordinary shares, as a class, will not exceed 9.5% of the total voting power of the total issued and outstanding ordinary shares.  The voting power of any Class A ordinary shares held by any holder of Class B ordinary shares (whether directly, or indirectly or constructively under applicable United States tax attribution and constructive ownership rules) will be included for purposes of measuring the total voting power of the Class B ordinary shares.  The Board will reduce the voting power of any holder of Class B ordinary shares if the Class B ordinary shares, as a class, own more than 9.5% of the total voting power of the total issued and outstanding ordinary shares to the extent necessary such that the Class B ordinary shares, as a class, cease to own more than 9.5% of the total voting power of the outstanding ordinary shares.  In connection with this reduction, the voting power of the other holders of ordinary shares of the Company will be adjusted pursuant to the terms of the Articles.

All of the Class B ordinary shares, equivalent to 17.3% of the issued and outstanding ordinary shares of the Company as of April 28, 2022 are beneficially held by David Einhorn, chair of our Board. As result of reduction of the voting power of the Class B ordinary shares, Mr. Einhorn is entitled to vote only 9.5% of the total voting power of the total issued and outstanding ordinary shares. Accordingly, the ten times voting rights afforded to the holders of the Class B ordinary shares currently has no practical impact or effect and does not provide any voting advantage to Mr. Einhorn as the beneficial holder of the Class B ordinary shares.

Voting Reduction

The applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons. Accordingly, we request that any holder of ordinary shares with reason to believe that it is a 9.9% Shareholder contact us promptly so that we may determine whether the voting power of such holder’s ordinary shares should be reduced.  By submitting a proxy, a holder of ordinary shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 9.9% Shareholder.  The directors of the Company are empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of ordinary shares, the names of persons having beneficial ownership of the shareholder’s ordinary shares, relationships with other shareholders or any other facts the directors may consider relevant to the determination of the number of ordinary shares attributable to any person.  The directors may disregard the votes attached to ordinary shares of any holder who fails to respond to such a request or who, in their judgment, submits incomplete or inaccurate information.  The directors retain certain discretion to make such final adjustments that they consider fair and reasonable in all the circumstances as to the aggregate number of votes attaching to the ordinary shares of any shareholder to ensure that no person shall be a 9.9% Shareholder at any time.

Quorum; Vote Required

The attendance of two or more persons representing, in person or by proxy, more than 50% of the issued and outstanding ordinary shares as of May 4, 2022, the record date for the determination of persons entitled to receive notice of, and to vote at, the Meeting, or the Record Date, is necessary to constitute a quorum at the Meeting.  Assuming that a quorum is present, the affirmative vote of the holders of a simple majority of the ordinary shares voted will be required to elect each of the director nominees named in Proposals 1, 2 and 3 and to approve Proposals 4 through 6, each set forth in the Notice of Annual General Meeting of Shareholders.  Although the advisory vote in Proposal 7 is non-binding as provided by law, our Board of Directors will review the result of the vote and take it into account in making future determinations concerning executive compensation. Proposals 2, 3, 5 and 6, which seek the approval of certain matters relating to Greenlight Re and GRIL, must be submitted for approval by our shareholders pursuant to our Articles. Our Board of Directors will vote the shares in these subsidiaries at their respective annual general meetings in the same proportion as the votes received at the Meeting from our shareholders on these matters.

With regard to any proposal or director nominee, votes may be cast in favor of or against such proposal or director nominee or a shareholder may abstain from voting on such proposal or director nominee.  Abstentions will be excluded entirely from the vote and will have no effect except that abstentions and “broker non-votes” will be counted toward determining the presence of a quorum for the transaction of business.  Generally, broker non-votes occur when ordinary shares held by a broker for a beneficial owner are not voted on a particular proposal because the broker has not received voting instructions from the beneficial owner, and the broker does not have discretionary authority to vote on a particular proposal.

SOLICITATION AND REVOCATION

Proxies must be received by us by 11:59 p.m. (local time) on July 25, 2022, the day prior to the Meeting day.  A shareholder may revoke his or her proxy at any time up to one hour prior to the commencement of the Meeting.

To do this, you must:

•enter a new vote by telephone, over the Internet or by signing and returning another proxy card at a later date;

•file a written revocation with the Secretary of the Company at our address set forth above;

•file a duly executed proxy bearing a later date; or

•appear in person at the Meeting and vote in person.

The individuals designated as proxies in the proxy card are officers of the Company.

All ordinary shares represented by properly executed proxies that are returned, and not revoked, will be voted in accordance with the instructions, if any, given thereon.  If no instructions are provided in an executed proxy, it will be voted FOR the election of each director nominee named in Proposals 1, 2 and 3 and FOR each of Proposals 4 through 7, each proposal as described herein as set forth on the accompanying form of proxy, and in accordance with the proxy holder’s best judgment as to any other business as may properly come before the Meeting.  If a shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person should vote the shares in respect of which he or she is appointed proxy holder in accordance with the directions of the shareholder appointing him or her.

PROPOSAL ONE
ELECTION OF DIRECTORS OF THE COMPANY

Our Articles provide that our Board shall be appointed annually for a term of appointment that will end at the conclusion of the Annual General Meeting of Shareholders of the Company following the one at which they were appointed.  Currently, we have nine directors serving on our Board.  At the recommendation of our Nominating, Governance and Corporate Responsibility Committee, our Board has nominated Simon Burton, David Einhorn, Johnny Ferrari, Ursuline Foley, Leonard Goldberg, Victoria Guest, Ian Isaacs, Bryan Murphy and Joseph Platt to serve as the directors of the Company, to be voted on by all holders of record of ordinary shares as of the Record Date.  Our Board has no reason to believe that any nominee will not continue to be a candidate or will not be able to serve as a director of the Company if elected.  In the event that any nominee is unable to serve as a director, the proxy holders named in the accompanying proxy have advised that they will vote for the election of such substitute or additional nominee(s) as our Board may propose.  Our Board unanimously recommends that you vote FOR the election of each of the nominees.

Director Nominees

Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of each of the following director nominees.

Name	Age	Position	Director Since
Simon Burton(3)	51	Director, Chief Executive Officer and Chief Underwriting Officer	2017
David Einhorn(3)	53	Chair	2004
Johnny Ferrari(1)	54	Director	2021
Ursuline Foley(1)(2)	61	Director	2021
Leonard Goldberg(3)	59	Director	2005
Victoria Guest(4)	55	Director	2021
Ian Isaacs(2)	67	Director	2008
Bryan Murphy(2)(3)(4)	76	Director	2008
Joseph Platt	74	GLRE Director: 2004 – 2021. Greenlight Re Director: 2004 – present	—

(1) Member of Audit Committee as of April 28, 2022
(2) Member of Compensation Committee as of April 28, 2022
(3) Member of Underwriting Committee as of April 28, 2022
(4) Member of Nominating, Governance and Corporate Responsibility Committee as of April 28, 2022

There is no family relationship among any of the nominees, directors and/or any of the executive officers of the Company.

Each of the nominees have consented to serve as a director of the Company if elected.

Director Nominee Skills and Qualifications

Our Board seeks directors with a broad range of skills, experience and perspectives in order to ensure effective oversight of the Company’s strategies and risks. The Board believes its members must be willing and able to devote adequate time and effort to Board responsibilities. In evaluating director candidates, the Nominating, Governance and Corporate Responsibility Committee evaluates attributes such as independence, integrity, expertise, breadth of experience, diversity, knowledge about the Company’s business and industry and ownership in the Company. The skills matrix below highlights our director nominees’ key skills and qualifications that are directly relevant to our business, strategy and operations. The Board reviews this matrix and the overall Board composition periodically in order to ensure the appropriate balance of diversity, knowledge and experience.

Skills and Qualifications(1)	Simon Burton	David Einhorn	Johnny Ferrari	Ursuline Foley	Leonard Goldberg	Victoria Guest	Ian Isaacs	Bryan Murphy	Joseph Platt

Insurance/Financial Services Industry Experience promotes our Board’s ability to define and direct our differentiated strategy, evaluate potential transactions, and oversee and strategically guide or management team
	✓	✓	✓	✓	✓	✓		✓	✓
Senior Leadership Experience enhances our Board’s ability to understand and impact the opportunities and challenges management faces in leading our businesses	✓	✓	✓	✓	✓	✓	✓	✓	✓
Financial Reporting Expertise strengthens the Board’s oversight of our financial statements and internal controls	✓		✓		✓			✓
Risk Assessment/Risk Management Experience strengthens the Board’s oversight of complex risks facing the Company	✓		✓	✓	✓	✓		✓	✓
Legal/Regulatory Expertise provides the Board with insights into the highly regulated insurance and financial services industries.	✓		✓		✓	✓		✓	✓

Public Company Board Experience equips our Board to maintain robust governance and board practices that are designed to put owners first	✓	✓		✓					✓

Global /International Experience yields an understanding of diverse business environments, economic conditions, and cultural perspectives that informs our global business and strategy and enhances oversight of our multinational operations.
	✓	✓	✓	✓	✓	✓	✓	✓	✓
Cybersecurity/Technology Experience prepares the Board for making decisions in a digital environment and implementing cybersecurity safeguard.			✓	✓
(1) The lack of a checkmark for a particular item does not mean that the director does not possess that qualification, skill or experience, but rather the checkmark indicates that the item is a particularly prominent qualification, skill or experience that the director brings to the Board.

Director Nominee Biographical Information

Set forth below is biographical information concerning each nominee for election as a director of the Company, including a discussion of such nominee’s particular experience, qualifications, attributes or skills that lead our Nominating, Governance and Corporate Responsibility Committee and our Board of Directors, or the Board, to conclude that the nominee should serve as a director of the Company. Messrs. Ferrari and Platt and Mses. Foley and Guest were nominated by the Nominating, Governance and Corporate Responsibility Committee, which is composed solely of non-management directors.

Simon Burton Age: 51 Director Since: 2017
Business Experience: Mr. Burton has served as Chief Executive Officer since July 2017 and was also appointed as the Chief Underwriting Officer of the Company and Greenlight Re, effective as of September 4, 2020. From June 2014 until his appointment as our Chief Executive Officer, Mr. Burton participated in a variety of entrepreneurial efforts in the reinsurance and insurance industry. From July 2012 to June 2014, Mr. Burton served as Chief Executive Officer and director of S.A.C. Re, Ltd., or SAC Re, from its inception until its sale to Hamilton Insurance Group, Ltd., where he was responsible, among other things, for building the company’s global reinsurance portfolio. From June 2010 to July 2012, Mr. Burton was involved in the strategic planning, capital raising and formation of SAC Re. Prior to SAC Re, from January 2007 to June 2010, Mr. Burton served in a variety of roles at Lancashire Group, including Deputy Chief Executive Officer and Chief Executive Officer of the company’s Bermuda subsidiary. Mr. Burton also spent 10 years at Financial Solutions International, an underwriting division of ACE Limited, where he eventually rose to the role of President.

Education: Mr. Burton received his Bachelor of Science degree in Mathematics from Imperial College, London University.

Qualifications: Mr. Burton has 25 years of reinsurance underwriting and business experience. As Greenlight Re’s Chief Executive Officer and Chief Underwriting Officer, together with his extensive senior management experience in the international insurance and reinsurance industry, Mr. Burton has extensive knowledge of the Company’s culture, underwriting portfolio and Innovations unit, and our strategic opportunities and challenges.

David Einhorn Age: 53 Director Since: 2004
Business Experience: Mr. Einhorn has been Chair of our Board since August 6, 2004. Mr. Einhorn also has served as a director of Greenlight Re since 2004. Mr. Einhorn co-founded, and has served as the President of, Greenlight Capital, Inc., since January 1996. Mr. Einhorn serves as President of DME Advisors, LP, or DME Advisors, the investment advisor of Solasglas Investments in which the Company invests. Greenlight Capital, Inc. and DME Advisors are affiliates of the Company.

Education: Mr. Einhorn graduated summa cum laude with distinction from Cornell University in 1991 where he earned a B.A. from the College of Arts and Sciences.

Directorships: Since April 2006, Mr. Einhorn has served as a director of Green Brick Partners, Inc. (Nasdaq: GRBK).

Qualifications: Mr. Einhorn’s business acumen, public company board experience, extensive investment experience and share ownership provides valuable strategic leadership to the Company.

Johnny Ferrari Age: 54 Director Since: 2021
Business Experience: Mr. Ferrari is currently a consultant to companies in the financial services industry after having retired from KPMG International, or KPMG, in June 2021. Prior to his retirement, Mr. Ferrari specialized in providing audit services to companies in the banking, insurance and asset management industries. Mr. Ferrari held multiple roles for KPMG and its member firms including serving as a member of the Global Monitoring Group for KPMG International from July 2017 to June 2021, Chief Operating Officer for Audit Quality for KPMG EMA Region from October 2019 to June 2021 and as an Audit Partner for KPMG Cayman Islands from October 2003 to September 2019, including serving as Partner in Charge of Risk Management from October 2012 to September 2019. Mr. Ferrari also served as a member of KPMG’s Executive Management Committee and participated on the Audit Quality Professional Practice Steering Committee from October 2012 to September 2019. Mr. Ferrari has significant experience in the preparation of financial statements in accordance with United States and International generally accepted accounting principles.

Education: Mr. Ferrari holds a Bachelor’s degree from the University of Toronto. Mr. Ferrari is a member of the Chartered Professional Accountants of Ontario and Cayman Islands Institute of Professional Accountants.

Qualifications: Mr. Ferrari’s international audit, accounting, regulatory and operational experience, as well as his deep familiarity with the financial services industry, adds financial expertise, compliance risk oversight and leadership to the Board.

Ursuline Foley Age: 61 Director Since: 2021
Business Experience: From April 2016 until her retirement in October 2018, Ms. Foley served as Chief Corporate Operations Officer and Managing Director of XL Group PLC, a global provider of commercial insurance and reinsurance, which became AXA XL in September 2018. From 2010 to April 2016, Ms. Foley served as Chief Information Officer, Chief Data Officer (Enterprise Enablement Strategy) for XL Group PLC. Ms. Foley has also served in other senior roles for XL Group PLC, including Senior Vice President, Chief Information Officer of Reinsurance for the Property and Casualty, Life and Financial Lines for XL Reinsurance.

Education: Ms. Foley graduated from University College Cork, where she earned a Bachelor’s degree in 1982 and a Teaching Diploma in 1983, and from Pace University, where she earned a Masters of Computer Science in 1981. Ms. Foley also holds certificates from Babson University in Technology Leadership, the NYC College of Finance and NYC College of Insurance.

Directorships: Ms. Foley currently serves on the board of directors of Provident Financial Services, Inc. (NYSE: PFS) and Provident Bank and is a member of the Risk and Technology committees. Ms. Foley also serves as a director of DOCOsoft Ltd., a software company providing claims management, document management and workflow software solutions for the global insurance and financial services markets. Ms. Foley also currently serves on several advisory and non-profit boards of directors.

Qualifications: Ms. Foley possesses substantial executive leadership skills and valuable operational, cyber, risk and technology insights into global business strategy. Her other significant public and private company board experience enhances our governance structure and broadens the Board’s perspectives.

Leonard Goldberg Age: 59 Director Since: 2005
Business Experience: Mr. Goldberg serves as President of Len Goldberg Inc., a consulting firm providing services to the insurance industry and as an executive advisor to a private equity firm investing in the insurance industry. He served as our interim Chief Executive Officer from March 31, 2017 through June 30, 2017 and as our as Chief Executive Officer of our Company from August 2005 through August 2011. Mr. Goldberg has more than 30 years of insurance and reinsurance experience. He worked with the Alea Group, a reinsurance company, from August 2000 to August 2004, including serving as Chief Executive Officer of Alea North America Insurance Company and Alea North America Specialty Insurance Company from March 2002 to August 2004, where he was responsible for the insurance and reinsurance strategy for the North America region. Prior to working with the Alea Group, Mr. Goldberg served as Chief Actuary and Senior Vice President – Financial Products of Custom Risk Solutions, a managing general agency company, from April 1999 to August 2000. From May 1995 to December 1998, Mr. Goldberg provided various actuarial services to Zurich Group, a reinsurance company, including acting as chief actuary of Zurich Re London.

Education: Mr. Goldberg received his B.A. in Mathematics from Rutgers University in 1984 and Masters in Business Administration, Finance Concentration, from Rutgers Executive MBA program in 1993 and is a Fellow of the Casualty Actuarial Society and a member of the American Academy of Actuaries.

Directorships: Mr. Goldberg currently sits on the board of directors of Transverse Insurance Group, Transverse Insurance Company and Transverse Specialty Insurance Company.

Qualifications: Mr. Goldberg’s prior experience as Chief Executive Officer of the Company, as well as his significant underwriting and actuarial expertise and business experience, provides him with deep familiarity the reinsurance industry. Mr. Goldberg’s multilayered understanding of our Company and the reinsurance industry brings valuable insights to our Board.

Victoria Guest Age: 55 Director Since: 2021
Business Experience: Ms. Guest was General Counsel and Corporate Secretary of Hamilton Insurance Group, Ltd., a Bermuda-based holding company for insurance and reinsurance operations, from December 2013 until retirement in November 2017. From July 2012 to December 2013, Ms. Guest was General Counsel and Corporate Secretary of SAC Re Holdings, Ltd, a Bermuda-based reinsurer. Ms. Guest has also served as General Counsel and Corporate Secretary of Ariel Holdings, Ltd. from July 2009 to June 2012 and RAM Holdings, Ltd. from January 2006 to June 2009. Prior to 2006, Ms. Guest was a corporate associate with New York City based law firms.

Education: Ms. Guest has a Juris Doctor from Harvard Law School and a Bachelor of Arts from Stanford University.

Directorships: Ms. Guest served on the board of directors of Ram Reinsurance Company Ltd. Ms. Guest currently serves on the board of directors of The Bessemer Group, Incorporated and its principal subsidiary banks, and the board of managers/directors of Bessemer Securities LLC and its principal subsidiary.

Qualifications: Ms. Guest brings to our Board significant legal, insurance regulatory and governance expertise gained from years of in-house and private practice experience. Her professional experience, including serving on the board of a multi-family office that oversees more than $140 billion in assets, and seasoned judgment provides significant value in assessing risk and overseeing strategy and compliance matters.

Ian Isaacs Age: 67 Director Since: 2008
Business Experience: Since August 2015, Mr. Isaacs has served as Managing Member of Katonah Research LLC, a firm which provides market intelligence to professional investors. From September 2012 to April 2015, Mr. Isaacs served as a senior partner at Gagnon Securities, a New York-based broker dealer where his duties included providing portfolio analytics and market intelligence to institutional investors. Previously, from April 2008 to July 2012, Mr. Isaacs served as a senior partner at Merlin Securities, a San Francisco-based broker dealer. Mr. Isaacs previously served as a director of our Board from its founding in July 2004 until February 2007. Mr. Isaacs stepped down from the Board in February of 2007, due to his then-current employer’s policy prohibiting its employees from serving on boards of publicly-traded companies. Mr. Isaacs rejoined the Board in May 2008, shortly after joining Merlin Securities. Mr. Isaacs also has served as a director of Greenlight Re since 2008. Previously, from July 2000 to March 2008, Mr. Isaacs served as a Senior Vice President, Investments, with UBS Financial Services, a subsidiary of UBS AG, a Zurich-based investment bank. At UBS Financial Services and Merlin Securities, Mr. Isaacs conducted market research for institutional investors, including Greenlight Capital, Inc.

Education: Mr. Isaacs holds a Bachelor of Arts from Carleton College.

Qualifications: Mr. Isaacs brings significant experience in the securities business, including experience evaluating business models and executive strategy. His financial investment experience and expertise provides valuable insight into our alternative asset strategy.

Bryan Murphy Age: 76 Director Since: 2008
Business Experience: Mr. Murphy has served on our Board since 2008 and has served as the Chair of the Board of GRIL since December 5, 2018. From 1996 until his retirement in December 2007, Mr. Murphy served as a founding director and Chief Executive Officer of Island Heritage Holdings Ltd., a Cayman Islands based property, liability and automobile insurer. Prior to Island Heritage, Mr. Murphy acted as a consultant to Trident Partnership from 1994 to 1996 and was employed by International Risk Management Group from 1978 to 1994. Mr. Murphy has over 40 years’ experience in the insurance business and has held senior positions in several countries, including the Cayman Islands, Ireland, Ethiopia and Saudi Arabia.

Education: Mr. Murphy holds a degree in Economics and Mathematics from University College, Dublin, Ireland.

Directorships: From 2014 to 2016, Mr. Murphy served on the board of directors of Bahamas First General Insurance Co., a company that provides general insurance coverage in the Bahamas. Mr. Murphy currently serves on the board of directors of Montgomery Insurance Company and Cayman First Insurance Company Ltd.

Qualifications: Mr. Murphy brings substantial executive experience through which he has gained valuable operational insights and strategic and long-term planning capabilities. He possesses extensive international business management experience in the insurance and reinsurance industry, which provides our Board with valuable insights into global business strategy.

Joseph Platt Age: 74 Director Nominee Director: 2004-2021
Business Experience: Mr. Platt is an active investor as the general partner at Thorn Partners, LP, a family limited partnership, since 1997. Mr. Platt’s career at Johnson and Higgins, or J&H, a global insurance broker and employee benefits consultant, spanned 27 years until the sale of J&H to Marsh & McLennan Companies in March 1997. At the time of the sale of J&H, Mr. Platt was an owner, director and executive vice president responsible for North America and marketing and sales worldwide. Mr. Platt was head of the operating committee and a member of the executive committee at J&H.

Education: Mr. Platt received his B.A. from Manhattan College in 1968 and his J.D. from Fordham University Law School in 1971. Mr. Platt also attended Harvard Business School’s Advanced Management Program in 1983. Mr. Platt is a member of the New York State Bar Association.

Directorships: Mr. Platt serves as a Trustee of the BlackRock Multi Asset Board (MAB) Funds. He also serves as a Director of CONSOL Energy Inc. (NYSE: CEIX), a NYSE listed coal company. From 2004 to May 2021, he served on the Board of the Company.

Qualifications: Mr. Platt has substantial executive experience, insurance industry knowledge and compensation and benefits expertise. Having served as the lead director of our Board from 2004 to 2021, he adds to the mix of experiences on our Board that promote a robust and deliberative decision-making process. His prior leadership roles with the Company, as well as experiences and leadership roles with other public companies in other industries, enable him to provide valuable contributions and diverse perspective to our Board and its committees.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS AND COMMITTEES

Board Leadership Structure

Our Board is committed to objective, independent leadership and views independent oversight as central to effective Board governance, serving the interests of our shareholders and other stakeholders, and to executing on our strategic objectives and creating long term value.

Since the Company’s formation in 2004, the Company has separated the positions of Chair of the Board and Chief Executive Officer.  David Einhorn, who, through an affiliate, sponsored the Company and is the President of DME Advisors, the investment advisor of Solasglas Investments, LP, or SILP, in which each of Greenlight Reinsurance and GRIL is a limited partner, has served as Chair of the Board since August 2004.  Since July 1, 2017, Mr. Simon Burton has served as Chief Executive Officer of the Company. The Board has historically had a Lead Director, which position has been vacant since the Annual General Meeting of Shareholders held on May 4, 2021. The Board expects to fill the Lead Director position promptly following the Meeting.

We believe it is the Chair of the Board’s responsibility to run the Board, the lead director’s responsibility to provide independent oversight and chair executive sessions of the Board and the Chief Executive Officer’s responsibility to run the Company.  We believe it is beneficial to have a Chair of the Board who can concentrate on leading the Board and not have to be involved in the day-to-day operations of the Company and a Lead Director who can focus on chairing meetings of the independent directors, including executive sessions, and ensure that the concerns of the independent directors are heard. In the absence of the Lead Director, the Board has continued to hold separate executive sessions with its independent directors.

By having three different individuals serve as Chair of the Board, Lead Director and Chief Executive Officer, our Chief Executive Officer is able to focus the vast amount of his time and energy in running the Company and furthering its operational business strategy.  We believe our board leadership structure with a Chair of the Board with significant investment experience and expertise, an independent Lead Director with significant board experience and a Chief Executive Officer with significant leadership and management experience and expertise, complements our underwriting and investment strategies and helps us to further our business strategy and objectives.

We currently have seven independent directors and two non-independent directors.  The non-independent directors are David Einhorn, Chair of the Board, and Simon Burton, our Chief Executive Officer and Chief Underwriting Officer.  Our current independent directors are Alan Brooks, Johnny Ferrari, Ursuline Foley, Leonard Goldberg, Victoria Guest, Ian Isaacs, and Bryan Murphy. Alan Brooks is not standing for reelection to the Board or the board of directors of Greenlight Re, but was an independent director during the term of his service in 2021; director nominee Joseph Platt is also independent. We currently have an Audit Committee, a Compensation Committee and a Nominating, Governance and Corporate Responsibility Committee, each of which is composed solely of independent directors, as well as an Underwriting Committee.  Our Board is committed to maintaining a majority independent Board and believes that the number of independent, experienced directors on our Board provides the necessary and appropriate oversight for our Company.

Alternate Director

Section 14 of the Articles provides that any director (other than an alternate director) may, by writing, appoint any other director, or any other person willing to act, to be an alternate director for such director and, by writing, may remove from office an alternate director so appointed by him or her. We anticipate that Mr. Einhorn, if re-elected, will continue to appoint Daniel Roitman as his alternate director. Mr. Roitman has served as Chief Operating Officer and partner of Greenlight Capital, Inc. since January 2003. From 1996 through 2002, Mr. Roitman served as a vice president at Goldman Sachs. Before joining Goldman Sachs, Mr. Roitman was employed as a member of the New York technology practice at Andersen Consulting, now Accenture. Mr. Roitman earned a B.S. with distinction in electrical engineering from Cornell University in 1991 and a Master of Engineering in 1992. Mr. Roitman graduated with distinction from the New York University Stern School of Business in 2002, earning an MBA in Finance.

Board and Committee Risk Oversight

The Board provides oversight with respect to the Company’s risk assessment and risk management duties, which are designed to identify, prioritize, assess, monitor, address and mitigate material risks to the Company, including strategic, operational, compliance, public reporting, cybersecurity, technology, financial, underwriting, legal, regulatory, tax, compensatory and ESG risks. The Board administers oversight function at the Board level and through the Audit Committee, the Underwriting Committee, the Compensation Committee and the Nominating, Governance and Corporate Responsibility Committee. The Board oversees strategic, operational and compliance risks.

Each of the Audit Committee, the Compensation Committee, the Underwriting Committee and the Nominating, Governance and Corporate Responsibility Committee is responsible for discussing certain guidelines and policies with management that govern the process by which risk assessment and control is handled.

Committee Roles in Risk Oversight

Audit Committee
Assists the Board in its oversight responsibilities regarding:
•the integrity of the Company’s financial statements;
•the Company’s compliance with legal and regulatory requirements;
•the Company’s accounting, auditing and financial reporting processes generally;
•the independent auditor’s qualifications, independence and performance; and
•the Company’s systems of internal controls regarding finance and accounting.
Discusses with management the policies with respect to risk assessment and risk.
Oversees related party transactions.

Compensation Committee
Assists the Board in ensuring that:
•a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management; and
•compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company.

Underwriting Committee
Assists the Board in its oversight responsibilities by:
•establishing and reviewing our underwriting policies and guidelines;
•overseeing our underwriting process and procedures;
•monitoring our underwriting performance; and
•overseeing our underwriting risk management exposure.

Nominating, Governance and Corporate Responsibility Committee
Assists the Board in its oversight responsibilities by:
•overseeing the evaluation of the Board’s performance, Board composition and skillset, refreshment and committee leadership;
•evaluating the Company’s governance practices and monitoring shareholder feedback;
•reviewing, evaluating and monitoring succession planning for senior management and the Board; and
•reviewing the Company’s operations and business practices with respect to issues including the environment, health, safety, corporate citizenship, public policy and community involvement.

The Company’s senior management is responsible for the day-to-day management of the risks facing the Company, including strategic, operational, compliance, public reporting, data security, financial, underwriting, legal, regulatory, tax, ESG and reputational risks. Management carries out this risk management responsibility through a coordinated effort among the various risk management functions within the Company and reports to the Board and its committees, as appropriate.

Board and Committee Meetings

Our Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating, Governance and Corporate Responsibility Committee and an Underwriting Committee.  Each committee has a written charter.  See table under “Director Nominees” for current membership of each committee as of the date of this proxy statement and fiscal year 2021 meeting information for each of the Board committees.

We had four (4) meetings of the Board of Directors in 2021. Each of our directors, attended in person at least 75% of the aggregate of the total meetings of the Board of Directors and any committee on which they served in 2021. All of our then-serving directors attended our 2021 annual general meeting of shareholders which was held on May 4, 2021.

Members of the Audit Committee, Compensation Committee and Nominating, Governance and Corporate Responsibility Committee must meet all applicable independence tests of the Nasdaq stock market rules and the applicable rules and regulations promulgated by the SEC. Each member of the Audit Committee, Compensation Committee, Nominating, Governance and Corporate Responsibility Committee and Underwriting Committee is appointed by our Board and recommended for such nominations by our Nominating, Governance and Corporate Responsibility Committee.

AUDIT COMMITTEE

Members:
•Alan Brooks, chair and financial expert as defined under the rules of the SEC.
•Johnny Ferrari, financial expert as defined under the rules of the SEC
•Ursuline Foley
Number of Meetings in 2021: 5

The Audit Committee is currently composed entirely of non-management directors, each of whom the Board has determined is independent in accordance with the Nasdaq stock market rules and applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
The Audit Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities and which can be found on our website at www.greenlightre.com.

Purpose:
To oversee the accounting and financial reporting processes of the Company and the audit of the Company’s financial statements.
Primary Responsibilities:
•Assist the Board in oversight of the Company’s financial statements, including the Company’s systems of internal controls regarding finance and accounting.
•Assist the Board in its oversight of the independent auditor’s qualifications, independence and performance.
•Oversee the appointment, compensation, retention and work of the Company’s independent registered public accounting firm.
•Assist the Board with oversight of the compliance of the Company with legal and regulatory requirements.
•Prepare the Audit Committee report to be included in the Company’s annual proxy statement.

COMPENSATION COMMITTEE

Members:
•Ian Isaacs, chair
•Bryan Murphy
•Ursuline Foley
Number of Meetings in 2021: 4

All of the members of our Compensation Committee are independent as defined under the Nasdaq stock market rules and applicable SEC rules and regulations.
Our Compensation Committee has the authority to delegate its responsibilities to a subcommittee or to officers of the Company to the extent permitted by applicable law and the compensation plans of the Company if it determines that such delegation would be in the best interest of the Company.

The Compensation Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities and which can be found on our website at www.greenlightre.com.

Purpose:
To discharge the responsibilities of our Board relating to compensation of our executive officers.
Primary Responsibilities:
•Establish, in consultation with senior management, the Company’s general compensation philosophy and objectives.
•Review and approve the Company’s goals and objectives relevant to the compensation of the CEO, annually evaluate the CEO’s performance and determine the CEO’s compensation level based on this evaluation.
•Review and makes recommendations to the Board with respect to the compensation of the Company’s executive officers.
•Review and make recommendations to the Board regarding the general compensation and benefits policies and practices of the Company.
•Review and make periodic recommendations to the Board as to director compensation and benefit policies.
•Prepare the Compensation Committee Report to be included in the Company’s annual proxy statement.

NOMINATING, GOVERNANCE AND CORPORATE RESPONSIBILITY COMMITTEE

Members:
•Bryan Murphy, chair
•Alan Brooks
•Victoria Guest
Number of Meetings in 2021: 4
All of the members of our Nominating, Governance and Corporate Responsibility Committee are independent as defined under the Nasdaq stock market rules and applicable SEC rules and regulations. The Nominating, Governance and Corporate Responsibility Committee makes recommendations to our Board as to nominations and compensation for our Board and committee members, as well as structural, governance and procedural matters.
The Nominating, Governance and Corporate Responsibility Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities and which can be found on our website at www.greenlightre.com.

Purpose:
To assist the Board in identifying individuals qualified to serve as members of the Board, develop and recommend to the Board a set of corporate governance guidelines, including ESG practices, oversee the evaluation of the Board and evaluate and monitor succession planning for the Company’s senior management.
Primary Responsibilities:
•Identify individuals qualified to become Board Members and assess the diversity of the Board.
•Recommend to the Board the director nominees for election each meeting of the shareholders at which directors will be elected and recommend to the Board nominees to fill any vacancies and newly created directorships on the Board.
•Determine and monitor whether or not each director and prospective director is “independent” and ensure that a majority of the Board is “independent”.
•Develop and recommend to the Board a set of corporate governance guidelines, including evolving ESG best practices.
•Oversee the evaluation of the Board.
•Annually recommend to the Board the chairs and members of each of the Board’s committees.
•Reviews the performance of our Board and the Company’s succession planning.

UNDERWRITING COMMITTEE

Members:
•Bryan Murphy, chair
•David Einhorn
•Leonard Goldberg
•Simon Burton
Number of Meetings in 2021: 4

The Underwriting Committee, among other things, establishes and reviews our underwriting policies and guidelines, oversees our underwriting process and procedures, monitors our underwriting performance and oversees our underwriting risk management exposure.

Purpose:
To advise the Board and management concerning the establishment and review of each of the Company’s underwriting policies and guidelines and oversee and monitor the Company’s underwriting processes, performance, and risk management exposure.
Primary Responsibilities:
•Approve and periodically review the Company’s underwriting guidelines and policies.
•Review compliance with underwriting guidelines and policies and outwards reinsurance programs and practices.
•Review the performance of major business sectors, large single risks and correlated aggregated risks to determine current risk profile.
•Monitor the Company’s major risk exposures and underwriting function.
•Evaluate the Company’s professional and development plans for key reinsurance underwriting and actuarial functions.

Independence

The Nominating, Governance and Corporate Responsibility Committee and the Board of Directors have reviewed the responses of nominees to a questionnaire asking about their relationships (and those of immediate family members) with the Company and other potential conflicts of interest and have reviewed Nasdaq National Market Place Rule 5605, or Rule 5605, in determining the independence of each director nominee.

Certain of our directors or director nominees have invested or are invested in funds managed by Greenlight Capital, Inc. or its affiliates.  We refer to these funds as the Greenlight Funds.  Each of the Greenlight Funds is an affiliate of DME Advisors, the investment advisor of SILP, in which the Company invests. DME Advisors receives significant fees from SILP. DME Advisors is an affiliate of David Einhorn, the Chair of the Board, and Mr. Einhorn has been deemed to not be independent due to his relationship with DME Advisors. As of December 31, 2022, Joseph Platt and Ian Isaacs were both limited partners in the Greenlight Funds, but do not directly or indirectly benefit from the advisory fees payable to DME Advisors from SILP. In determining whether each of Messrs. Platt and Isaacs is independent, the Nominating, Governance and Corporate Responsibility Committee considered his respective limited partner interest in the Greenlight Funds, other relationship with Mr. Einhorn, including charitable giving, and the fact that over the last three fiscal years no director received any compensation or other special benefits from the Greenlight Funds or DME Advisors. Under Rule 5605, the Nominating, Governance and Corporate Responsibility considered the investments of Messrs. Platt and Isaacs in the Greenlight Funds, and ultimately determined that such investments would not interfere with their respective ability to exercise independent judgment in carrying out the responsibilities as a director of the Company.

Further, in determining whether Ms. Guest is independent, the Nominating, Governance and Corporate Responsibility Committee considered Ms. Guest’s prior working relationship with Mr. Burton as SAC Re and determined that such relationship would not interfere with her ability to exercise independent business judgment in carrying out the responsibilities as a director of the Company.

The Nominating, Governance and Corporate Responsibility Committee considered that Mr. Goldberg was the chief executive officer of the Company from 2005 to 2011 and the interim chief executive officer in 2017 and that Institutional Shareholder Services does not, pursuant to its own voting guidelines, deem Mr. Goldberg to be independent. Notwithstanding, the Nominating, Governance and Corporate Responsibility Committee determined that Mr. Goldberg is independent pursuant to Rule 5605.

Director or Director Nominee	Independent	Material Transactions and Relationships
Alan Brooks(1)	Yes	None
Simon Burton	No	Chief Executive Officer and Chief Underwriting Officer of the Company and Greenlight Re
David Einhorn	No	President of Greenlight Capital, Inc. and DME Advisors
Johnny Ferrari	Yes	None
Ursuline Foley	Yes	None
Leonard Goldberg	Yes	None
Victoria Guest	Yes	None
Ian Isaacs	Yes	None
Bryan Murphy	Yes	None
Joseph Platt	Yes	None
(1) Mr. Brooks is not standing for re-election.

Board Diversity

Our Nominating, Governance and Corporate Responsibility Committee seeks diverse skills sets and perspectives in order to provide representation of varied backgrounds, perspective and expertise to support the demands of our business.  In 2021, three new directors were added to our Board, two of whom are female.

We believe that our current directors bring a diverse set of skills and experience, as well as age, cultural and geographic diversity to the Company that are important to the execution of our strategic goals.  When seeking new director candidates, our Nominating, Governance and Corporate Responsibility Committee considers a candidate’s business and professional experience, as well as their gender, racial and geographic diversity.

For an in-depth look at our director nominee’s skills and experience, refer to the skills matrix under “Proposal One — Election of Directors of the Company — Director Nominee Skills and Qualifications.” Among our nine nominees for election to our Board, two nominees self-identify as female and the alternate director self-identified as Hispanic.

Board Diversity Matrix (as of April 27, 2022)

Total Number of Directors	10(1)
Part I. Gender Identity
	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	8	-	0
Part II. Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	1	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	7	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	0
Did not Disclose Demographic Background	0
(1) This board diversity matrix includes an appointed alternate director nominee.

The Nominating, Governance and Corporate Responsibility Committee recognizes the benefits associated with a diverse group of directors and takes diversity considerations into account when identifying director candidates. The Nominating, Governance and Corporate Responsibility Committee considers diversity in the broadest context, including race, national origin, gender and sexuality, as well as diversity of professional experience, employment history, and experience on other boards of directors and as management of other companies.

In addition to the foregoing, we note that our nominees are nationally diverse, comprised of citizens from the United States, Cayman Islands, Canada, Colombia, the United Kingdom and Ireland, and one is afforded the protections of the Americans with Disabilities Act (1990). Further, prior to the Company’s 2023 Meeting, the Nominating, Governance and Corporate Responsibility Committee expects to identify and nominate one or more additional potential director nominees from a candidate pool that includes minority candidates.

Self-Evaluation and Peer Review Processes

Board evaluation plays an important role in assessing the effectiveness of our Board. Pursuant to our Corporate Governance Guidelines, each of our directors, on an annual basis, is asked to complete a written self-evaluation and peer review. The chair of the Nominating, Governance and Corporate Governance Responsibility Committee then conducts phone interviews with each of the directors.

The Nominating, Governance and Corporate Responsibility Committee monitors the self-evaluation and peer review process and oversees the evaluation of the Board’s performance, Board composition and skill set, refreshment and committee leadership, in order to, among other things, ensure that the Board and its committees are providing the Company with the best leadership structure given the Company’s current and anticipated needs. The results of the written evaluations and interviews are then discussed with the full Board and in executive session without management.

Following the 2021 self-evaluation and peer review process, the Board added three new directors with varying skill-sets in order to refresh, add additional skill-set to and to enhance a diversity of perspectives of the Board. See “Director Nominee Skills and Qualifications.”

Clawback, Hedging and Pledging Policies

The Company’s insider trading policy prohibits our officers, directors, alternate directors, employees and consultants from entering into hedging transactions of our ordinary shares. Hedging transactions, such as zero-cost collars and forward sale contracts and other transactions designed to hedge or offset a decrease in market value of a person’s stock holdings, are prohibited.

The Company permits our officers, directors, alternate directors, employees and consultants to hold Company securities in a margin account and to pledge Company securities as collateral for any other loan, provided that such persons notify our Chief Compliance Officer.

The Company has implemented clawbacks in connection with our short-term incentive compensation awards and implemented stock ownership guidelines for directors and our named executive officers.

Succession Planning

On an annual basis, management develops a talent and succession plan for each member of our management team and their direct reports, focusing on high performing and high potential talent, diverse talent and the succession plan for each position. On an annual basis, our Board and Nominating, Governance and Corporate Responsibility Committee receive management’s comprehensive succession plan and provides feedback.

Audit Committee

The Audit Committee is currently composed entirely of non-management directors, each of whom the Nominating, Governance and Corporate Responsibility has determined is independent in accordance with the Nasdaq stock market rules and applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.  The Audit Committee has general responsibility for the oversight and surveillance of our accounting, reporting and financial control practices.  The Audit Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities and which can be found on our website at www.greenlightre.com.  Each of Mr. Brooks and Mr. Ferrari has been designated as an “audit committee financial expert” as defined under the rules of the SEC.
Compensation Committee

All of the members of our Compensation Committee are independent as defined under the Nasdaq stock market rules and applicable SEC rules and regulations.  The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our executive officers.  Our Compensation Committee, among other things, assists our Board in ensuring that a proper system of compensation is in place to provide performance-oriented incentives to management and makes recommendations to our Board with respect to incentive-compensation plans and equity-based plans. Our Compensation Committee has the authority to delegate its responsibilities to a subcommittee or to officers of the Company to the extent permitted by applicable law and the compensation plans of the Company if it determines that such delegation would be in the best interest of the Company. The Compensation Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities and which can be found on our website at www.greenlightre.com.  See “Compensation Discussion and Analysis” for more information regarding the Compensation Committee’s work.

Nominating, Governance and Corporate Responsibility Committee

All of the members of our Nominating, Governance and Corporate Responsibility Committee are independent as defined under the Nasdaq stock market rules and applicable SEC rules and regulations. The Nominating, Governance and Corporate Responsibility Committee makes recommendations to our Board as to nominations and compensation for our Board and committee members, as well as structural, governance and procedural matters, including issues related to the environment, health, safety, corporate citizenship, public policy and community involvement as more fully described in “ — Environmental, Social and Governance” below.  The Nominating, Governance and Corporate Responsibility Committee also reviews the performance of our Board and the Company’s succession planning.  The Nominating, Governance and Corporate Responsibility Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities and which can be found on our website at www.greenlightre.com.

The Nominating, Governance and Corporate Responsibility Committee is responsible for reviewing with our Board, on an annual basis, the requisite skills and characteristics of new directors as well as the composition of our Board as a whole.  When our Board determines to seek a new member, whether to fill a vacancy or otherwise, the Nominating, Governance and Corporate Responsibility Committee generally does not use third-party search firms.  The Nominating,

Governance and Corporate Responsibility Committee considers recommendations from other directors, management and others, including shareholders.  In general, the Nominating, Governance and Corporate Responsibility Committee looks for directors possessing superior business judgment and integrity who have distinguished themselves in their chosen fields of endeavor and who have knowledge or experience in the areas of insurance, reinsurance, financial services or other aspects of the Company’s business, operations or activities.  In selecting director candidates, the Nominating, Governance and Corporate Responsibility Committee also considers diversity, including race, ethnicity, gender, skills, geography and the interplay of the candidate’s experience with the experience of the other board members.

The Nominating, Governance and Corporate Responsibility Committee will consider, for director nominees, persons recommended by shareholders, who may submit recommendations to the Nominating, Governance and Corporate Responsibility Committee in care of the Company’s Secretary, Greenlight Capital Re, Ltd., 65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110, Grand Cayman, KY1-1205, Cayman Islands.  To be considered by the Nominating, Governance and Corporate Responsibility Committee, such recommendations must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve if elected.  Nominees for director who are recommended by shareholders to the Nominating, Governance and Corporate Responsibility Committee will be evaluated in the same manner as any other nominee for director.  Nominations by shareholders may also be made at an Annual General Meeting of Shareholders in the manner set forth under “Additional Information—Shareholder Proposals for the Annual General Meeting of Shareholders in 2023.”

Underwriting Committee

The Underwriting Committee, among other things, establishes and reviews our underwriting policies and guidelines, oversees our underwriting process and procedures, monitors our underwriting performance and oversees our underwriting risk management exposure.  The Underwriting Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities and which can be found on our website at www.greenlightre.com.

Executive Sessions

The non-management directors meet regularly in Board and committee executive sessions, which from time to time also exclude our non-independent Board members.  An executive session is typically scheduled immediately before or after each Board meeting.   At such sessions, our Lead Director typically presides.  If the Lead Director position is vacant, the chair of the Nominating. Governance and Corporate Responsibility Committee presides. Executive sessions are also regularly scheduled during committee meetings.

Code of Ethics

Our Board has adopted a Code of Business Conduct and Ethics, that applies to all of our directors, employees and officers, including our Chief Executive Officer and Chief Financial Officer. Our current version of the Code of Ethics is available on our website at www.greenlightre.com. See “Environmental. Social and Governance - Governance.”

Shareholder Communication with Directors

The Nominating, Governance and Corporate Responsibility Committee has adopted a policy for handling shareholder communications to directors.  The policy and contact information can be found on our website at www.greenlightre.com.  Shareholders may send written communications to our Board or any one or more of the individual directors by mail, c/o Secretary, Greenlight Capital Re, Ltd., 65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110, Grand Cayman, KY1-1205, Cayman Islands; by fax at (345) 745-4576 or by email at greenlightre@greenlightre.com.  There is no screening process, other than to confirm that the sender is a shareholder and to filter inappropriate materials and unsolicited materials of a marketing or publication nature.  All shareholder communications that are received by the Secretary of the Company for the attention of a director or directors are forwarded to such director or directors.

DIRECTOR COMPENSATION

All directors, other than Mr. Einhorn and anyone also serving in the capacity of our Chief Executive Officer, receive compensation from us for their services as directors.  Under the Articles, our directors may receive compensation for their services as may be determined by our Board.  Our Compensation Committee determined that the annual retainer we pay to our directors, excluding Mr. Einhorn and anyone also serving in the capacity as our Chief Executive Officer, is $70,000, payable at the election of the directors either quarterly in advance, in cash, or at once in restricted shares, which restricted shares will vest on the earlier to occur of (i) the one year anniversary of the grant date and (ii) the next Annual General Meeting of Shareholders of the Company, generally subject to continued service through the applicable vesting date; provided, however, that the shares will become fully vested upon (i) the termination of the director’s service due to death or disability prior to the vesting date or (ii) the occurrence of a “change in control” (as defined below) prior to the vesting date, provided the director is in continuous service immediately prior to such “change in control”.  Each director is also annually awarded restricted shares with a grant date value of $105,000, which will vest on the earlier to occur of (i) the one year anniversary of the grant date and (ii) the next Annual General Meeting of Shareholders of the Company, subject to continued service through the applicable vesting date; provided, however, that the shares will become fully vested upon (i) the termination of the director’s service due to death or disability prior to the vesting date or (ii) the occurrence of a “change in control” prior to the vesting date, provided the director is in continuous service immediately prior to such “change in control”.  Our Compensation Committee also determined that the Chair of the Audit Committee (Mr. Brooks) receives an additional $20,000 in cash annually, payable quarterly in advance.

Director Compensation Table

The following table summarizes the total compensation paid or awarded to our independent directors in 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (5)	All Other Compensation ($)	Total ($)
Alan Brooks	90,000	105,000	—	195,000
Johnny Ferrari (1)	35,240	79,110	—	114,350
Ursuline Foley (1)	35,240	79,110	—	114,350
Leonard Goldberg (2)	61,250	105,000	—	166,250
Victoria Guest (1)	35,240	79,110	—	114,350
Ian Isaacs	70,000	105,000	—	175,000
Bryan Murphy (3)	158,500	105,000	—	263,500
Joseph Platt(4)	63,333	—	—	63,333

(1)The amounts for Mr. Ferrari, Ms. Foley and Ms. Guest represent the prorated amount of their compensation paid from their date of appointment.
(2)From 2014 until May 2021, Mr. Goldberg received reduced director compensation related to certain underwriting losses experienced in prior underwriting years.
(3)The $158,500 includes €75,000 that Mr. Murphy earned as compensation for his services as a director for GRIL. Such amount reported is based on an average conversion rate for 2021, which was $1.18 United States dollars for each Euro.
(4)The value reported for Mr. Platt includes compensation earned for services as a director of the Company from January 1, 2021 to May 4, 2021 and $40,000 for compensation for his services as a director of Greenlight Re.
(5)All stock awards were granted under our stock incentive plan.  The value reported above in the “Stock Awards” column is the aggregate grant date fair value of the awards granted in 2021, determined in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation”. Assumptions used in the calculation of these amounts are included in Note 11 of the Notes to Consolidated Financial Statements in our Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.  Each of Messrs. Brooks, Goldberg, Isaacs and Murphy was issued 11,745 restricted Class A ordinary shares as stock awards during 2021. Each of Mr. Ferrari, Ms. Foley and Ms. Guest was issued 9,263 restricted Class A ordinary shares as stock awards during 2021, representing their pro rata stock award from their date of appointment. These shares remained unvested as of December 31, 2021. Mr. Platt was not granted any stock awards in 2021 because he was not reelected to the Board of directors at the 2021 Annual General Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES ABOVE.

Action on Certain Matters of Greenlight Re and GRIL

Under the Articles, if we are required to vote at a shareholder’s meeting of certain of our subsidiaries, our Board must refer the subject matter of such vote to our shareholders and seek authority from our shareholders to vote in favor of the resolutions proposed by these subsidiaries.  We are submitting Proposals 2, 3, 5 and 6 set forth below for a vote to our shareholders at the Meeting.  Our Board of Directors will vote the shares in these subsidiaries in the same proportion as the votes received at the Meeting from our shareholders on these matters.

We are the sole shareholder of Greenlight Re and GRIL. It is proposed that we be authorized to vote in favor of Proposals 2, 3, 5 and 6 at the annual general meeting of each of Greenlight Re and GRIL or any adjournments or postponements thereof.

PROPOSAL TWO
ELECTION OF DIRECTORS OF GREENLIGHT RE

We are submitting the proposal to vote for the election of the director nominees identified below for Greenlight Re to our shareholders at the Meeting.

Greenlight Re’s board of directors has nominated Simon Burton, David Einhorn, Johnny Ferrari, Ursuline Foley, Leonard Goldberg, Victoria Guest, Ian Isaacs, Bryan Murphy and Joseph Platt to serve as the directors of Greenlight Re, to be voted on by all holders of record of ordinary shares as of the Record Date. Each of the director nominees is currently serving as a director of Greenlight Re.  The nominees have consented to serve as directors of Greenlight Re if elected.  The biographical information for the director nominees of Greenlight Re is included under Proposal One Election of Directors of the Company.

The board of directors of Greenlight Re has no reason to believe that any nominee will not continue to be a candidate or will not be able to serve as a director of Greenlight Re if elected.  In the event that any nominee is unable to serve as a director of Greenlight Re, the proxy holders named in the accompanying proxy have advised that they will vote for the election of such substitute or additional nominee(s) as Greenlight Re’s board of directors may propose.  Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of the director nominees named above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES ABOVE.

PROPOSAL THREE
ELECTION OF DIRECTORS OF GRIL

We are submitting the proposal to vote for the election of the director nominees identified below for GRIL to our shareholders at the Meeting.

The GRIL Board has nominated Michael Brady, Lesley Caslin, Neil Greenspan, Bryan Murphy, Patrick O’Brien and Daniel Roitman to serve as the directors of GRIL, to be voted on by all holders of record of ordinary shares as of the Record Date.  Each of the director nominees is currently serving as a director of GRIL.  The nominees have consented to serve as directors of GRIL if elected.

Set forth below is biographical information for Mr. Brady and Ms. Caslin.  The biographical information for Messrs. Greenspan and O’Brien is included under Executive Officers. The biographical information for Mr. Murphy is included above under “Director Nominees” and for Mr. Roitman under “Alternate Director.”

Michael Brady has been a director of the GRIL board since March 2019. Mr. Brady has over 30 years experience in the insurance and reinsurance industries in the Cayman Islands and Ireland. Since 2010, Mr. Brady has been the Chief Executive Officer of Golden Arches Insurance Company dac, where he manages the insurance and reinsurance requirements of McDonald’s international operations and franchise network. From 2008 to 2016, Mr. Brady was General Manager of Tokio Marine Global Reinsurance Company Limited, where he managed the reinsurance activities of the IFSC Company. From 2004 to 2008, Mr. Brady was Country Manager and Chief Financial Officer for XL Europe Limited and from 1995 to 2003 he was Managing Director of AMB Ireland Group. Mr Brady is an Independent Non-Executive Director and Chair of the Audit Committees of several financial institutions including Everest Insurance Ireland dac, The Standard Club Ireland dac, Essent Irish Intermediate Holdings Limited and AGF International Advisors Company Limited. Mr. Brady is a former Chairman of the Dublin International Insurance & Management Association (DIMA) and a Member of the Taoiseach’s IFSC Insurance Committee. He holds a degree in Economics and Econometrics from Queen’s University and is a member of Insurance Ireland’s INED and Reinsurance and Captive Councils. Mr Brady is a Fellow of the Institute of Chartered Accountants in Ireland (FCA) and a Fellow of the Institute of Chartered Financial Analysts in the U.S. (CFA).

Lesley Caslin has been a director of the GRIL board since March 2019. Ms. Caslin has over 25 years’ experience in the insurance and reinsurance industries in the UK, Bermuda and Ireland. Ms. Caslin currently works as a consultant providing risk management and finance advice to a Bermuda regulated reinsurer and health insurer. From 2017 to 2019, Ms. Caslin was the Chief Risk Officer of SureStone Insurance dac, where her duties include overseeing the risk management framework and providing risk management and finance advice to a Bermuda-regulated reinsurer and health insurer. From 2012 to 2016, Ms.

Caslin acted as an Independent Risk Advisor to the Insurance Division of the Central Bank of Ireland, where her responsibilities included advising on issues impacting insurance and reinsurance firms in Ireland and Europe. From 2005 to 2008, Ms. Caslin served as Director of Finance and Operations for Catlin Insurance, Bermuda. From 1995 to 2005, Ms. Caslin was employed by XL Re, where she held a number of senior positions including the position of Chief Financial Officer of XL Re Latin America Ltd. Ms. Caslin is a Director of ITX Re dac and Aviva Insurance Ireland dac and a director of the CARI Foundation, a charitable organization. Ms. Caslin also holds an MSc in Management Science and Operational Research from Warwick University. Ms. Caslin is a Chartered Accountant and graduated from Kingston University with a BA in Accounting and Finance.
The GRIL Board has no reason to believe that any nominee will not continue to be a candidate or will not be able to serve as a director of GRIL if elected.  In the event that any nominee is unable to serve as a director of GRIL, the proxy holders named in the accompanying proxy have advised that they will vote for the election of such substitute or additional nominee(s) as the GRIL Board may propose.  Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of the director nominees named above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES ABOVE.

PROPOSAL FOUR
APPOINTMENT OF THE COMPANY’S AUDITORS

Upon recommendation of the Audit Committee, our Board proposes that the shareholders ratify the appointment of Deloitte Ltd. to serve as the independent auditors of the Company for the 2022 fiscal year until the Company’s Annual General Meeting of Shareholders in 2023.  BDO USA, LLP served as the independent auditors of the Company for the 2021 fiscal year.  During the fiscal years ended December 31, 2021, 2020 and 2019, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to BDO’s satisfaction, would have caused BDO to make reference thereto in its reports, and no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders. A representative of BDO USA, LLP will attend the Meeting telephonically and will be available to respond to questions and may make a statement if he or she so desires.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPANY’S AUDITOR PROPOSAL.

PROPOSAL FIVE
APPOINTMENT OF GREENLIGHT RE’S AUDITORS

We are submitting the proposal to ratify the appointment of the auditors of Greenlight Re for the 2022 fiscal year to our shareholders at the Meeting.

Upon recommendation of the Audit Committee of Greenlight Re, our Board proposes that the shareholders ratify the appointment of Deloitte & Touche LLP to serve as the independent auditors of Greenlight Re for the 2022 fiscal year until the Company’s Annual General Meeting of Shareholders in 2023.  BDO Cayman Ltd. served as the independent auditors of Greenlight Re for the 2021 fiscal year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF GREENLIGHT RE’S AUDITOR PROPOSAL.

PROPOSAL SIX
APPOINTMENT OF GRIL’S AUDITORS

We are submitting the proposal to ratify the appointment of the auditors of GRIL for the 2022 fiscal year to our shareholders at the Meeting.

Upon recommendation of the Audit Committee of GRIL, our Board proposes that the shareholders ratify the appointment of Deloitte Ireland LLP to serve as the independent auditors of GRIL for the 2022 fiscal year until the Company’s Annual General Meeting of Shareholders in 2023.  Mazars served as the independent auditors of GRIL for the 2021 fiscal year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF GRIL’S AUDITOR PROPOSAL.

PROPOSAL SEVEN
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis of this proxy statement describes the Company’s executive compensation program and the compensation decisions made by our Compensation Committee and our Board in 2021 with respect to our Chief Executive Officer and certain other executive officers (whom we refer to as the “named executive officers”).  In accordance with Section 14A of the Exchange Act, our Board is asking shareholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the shareholders of Greenlight Capital Re, Ltd. (“GLRE”) approve the compensation of the GLRE executive officers named in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”

As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a performance-driven philosophy that supports GLRE’s business strategy and aligns the interests of our executives with our shareholders.  Our Board believes this link between compensation and the achievement of our long-term business goals has helped drive GLRE’s performance over time.  At the same time, we believe our program does not encourage excessive risk-taking by management.

For these reasons, our Board asks shareholders to support this proposal.  While the advisory vote we are asking you to cast is non-binding, our Compensation Committee and our Board value the views of our shareholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers. We currently plan to hold an annual advisory vote on compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RESOLUTION APPROVING THE COMPANY’S EXECUTIVE COMPENSATION.

EXECUTIVE OFFICERS

Name	Age	Position
Simon Burton*	51	Director, Chief Executive Officer and Chief Underwriting Officer
Neil Greenspan	54	Chief Financial Officer
Patrick O’Brien	52	Chief Executive Officer, GRIL
Laura Accurso	46	General Counsel, Corporate Secretary and Chief Compliance Officer
Thomas Curnock	50	Chief Risk Officer
Faramarz Romer	46	Chief Accounting Officer and Treasurer

*See Mr. Burton’s biography above under “Director Nominees.”

Neil Greenspan Age: 54
Business Experience: Mr. Greenspan has served as Chief Financial Officer of the Company since September 9, 2020. Mr. Greenspan previously served as the Company’s Chief Accounting Officer from December 31, 2018 to September 8, 2020. Mr. Greenspan has over 20 years of reinsurance and insurance industry experience. Mr. Greenspan was the Senior Vice President, Financial Reporting of the Validus Group from November 2017 until joining the Company, and was the Chief Accounting Officer of the Montpelier Group from January 2006 to January 2016. Prior to joining the Montpelier Group, Mr. Greenspan held a senior finance position at ACE Financial Solutions International.

Education/Certifications: Mr. Greenspan received his Bachelor of Arts degree in Philosophy and Political Science from Bucknell University and his MBA degree and Master of Science degree in Accounting from Northeastern University. Mr. Greenspan is a Certified Public Accountant and member of the American Institute of Certified Public Accountants and Massachusetts Society of CPAs.

Patrick O’Brien Age: 52
Business Experience: Mr. O’Brien has served as the Chief Executive Officer of GRIL since March 2017 and a director of the GRIL Board since June 2016. From February 2016 to June 2016, Mr. O’Brien served as the Chief Executive Officer of Motor Insurers’ Bureau of Ireland, a non-profit organization that compensates victims of road traffic accidents caused by uninsured and unidentified vehicles. Prior to this, from 2011 to 2015, Mr. O’Brien served as the Chief Executive Officer of Liberty Insurance, a significant domestic Irish market insurer, where he was responsible for establishing the insurer in Ireland, following an acquisition of a business under administration. From 2001 through 2011, Mr. O’Brien served as a director and Chief Operating Officer of Liberty Mutual Insurance Europe, Liberty Mutual’s commercial and specialty business in Europe. Prior to this, he spent six years in Bermuda with Deloitte and The Hartford. He is a Fellow of the Institute of Chartered Accountants in Ireland.

Education: Mr. O’Brien holds a degree in Accounting and Finance from Dublin City University.

Laura Accurso Age: 46
Business Experience: Ms. Accurso has served as General Counsel and Corporate Secretary of the Company since February 2016 and as Chief Compliance Officer of the Company since September 9, 2020. Ms. Accurso previously served as the Company’s Counsel and Corporate Secretary from January 2011 to February 2016. Prior to joining the Company, from April 2007 to August 2009, Ms. Accurso specialized in reinsurance law as an attorney in the Insurance and Financial Services group at Sidley Austin LLP, a leading international law firm.

Education/Certifications: Ms. Accurso is a graduate of McGill University and Syracuse University College of Law. Ms. Accurso is a member of the American Bar Association, the New York State Bar Association, the Law Society of England and Wales and is a qualified U.K. solicitor (not practicing) as well as an attorney admitted to practice in the Cayman Islands and a member of the Cayman Islands Legal Practitioners Association and Cayman Islands Bar Association.

Thomas Curnock Age: 50
Business Experience: Dr. Curnock has served as Chief Risk Officer of the Company since April 2017. Prior to that, Mr. Curnock worked in risk management and as an underwriter since July 2009 when he joined the Company. Dr. Curnock has over 20 years’ experience in the property and casualty reinsurance industry. He has previously served as Senior Vice President of Aon Benfield Securities as an investment banker and Senior Vice President of Aon Benfield as a structured reinsurance broker.

Education: Dr. Curnock holds a Bachelor of Science in Mathematics and a Ph.D. in computer science from University of Salford.

Faramarz Romer Age: 46
Business Experience: Mr. Romer was appointed as Chief Accounting Officer and Treasurer of the Company in September 2020. Mr. Romer served as Reporting and Compliance Officer since July 2007. In his prior role with the Company, Mr. Romer oversaw the Company’s Securities and Exchange Commission reporting, periodic and annual financial reporting, internal audit and SOX 404 process. Prior to joining the Company, Mr. Romer was a Senior Manager at KPMG.

Education/Certifications: Mr. Romer received his Bachelor of Arts degree in Business Administration from the University of Western Ontario – Richard Ivey School of Business. Mr. Romer is a Certified Public Accountant and member of the Chartered Professional Accountants of Canada.

COMPENSATION DISCUSSION AND ANALYSIS

Annual “Say-on-Pay” Vote

In 2017, our Board of Directors adopted a policy of providing for an annual “Say-on-Pay” vote, a resolution approving the compensation of our named executive officers, which was approved by our shareholders. Our Board of Directors believes that allowing our shareholders to vote on our executive compensation practices on an annual basis aligns with market best practices and provides our shareholders with an important opportunity to provide meaningful feedback to us. A vote on the frequency of future “say-on-pay” votes (commonly known as a “say on frequency” vote) is required every six years. Accordingly, we currently expect to hold the next “say on frequency” vote at our 2023 Annual General Meeting of Shareholders.

At our 2021 Annual General Meeting of Shareholders held on May 4, 2021, shareholders were asked to consider and vote on a resolution approving the compensation of our named executive officers, commonly referred to as “say on pay.” Less than 70% of our shareholders approved, on a non-binding, advisory basis, the compensation of our named executive officers for 2020. The Board and Compensation Committee gave the vote results serious consideration and in 2021 took certain actions to identify areas of opportunity for our compensation to our named executive officers and made certain changes to the compensation of our named executive officers as further described below. In the second quarter of 2021, we reviewed and discussed the results of the work conducted by Mercer (US) Inc., or Mercer, which commenced in September 2020 and remains ongoing and, as discussed below, we have made certain changes to our compensation structure.

In 2021, we simplified our short-term cash incentive program and implemented a cap on payouts under such program. We also implemented clawbacks in connection with our short-term incentive compensation awards and implemented stock ownership guidelines for directors and named executive officers. Commencing 2022, our restricted stock agreements and restricted stock unit agreements, as applicable, will also include clawback and recoupment provisions.

The Board and the Compensation Committee intends to continue actively evaluating our compensation policies and practices and to consider shareholder feedback and the results of our “Say-on-Pay” votes when making future compensation decisions for our NEOs.

Named Executive Officers

For 2021, our named executive officers, or NEOs, and their respective titles as of December 31, 2021 were as follows:

•Simon Burton, Chief Executive Officer and Chief Underwriting Officer;

•Neil Greenspan, Chief Financial Officer;

•Patrick O’Brien, Chief Executive Officer, GRIL;

•Laura Accurso, General Counsel, Corporate Secretary and Chief Compliance Officer; and

•Thomas Curnock, Chief Risk Officer.

Mr. Burton was a named executive officer for 2021 based on his position as our Chief Executive Officer. Mr. Greenspan was a named executive officer for 2021 based on his position as our Chief Financial Officer. Messrs. O’Brien and Curnock and Ms. Accurso were named executive officers for 2021 by reason of being three of the Company’s most highly compensated executive officers other than persons serving as the Company’s Chief Executive Officer and Chief Financial Officer, who were serving as executive officers as of December 31, 2021.

Compensation Policy

In general, we seek to pay salaries that are commensurate with the salaries paid to executives at other reinsurance companies. However, as we are the first open market property and casualty reinsurer operating in the Cayman Islands, no direct comparisons can be made.

Our performance-driven compensation policy consists of the following three main components:

•base salary;
•bonuses; and
•equity-based compensation.

Until 2021 we generally used short-term compensation composed of base salary and annual cash bonuses and long-term compensation comprised of deferred bonuses and stock options, restricted share units, and/or restricted shares, as applicable, in an effort to align our employees’ and executive officers’ interests with those of our shareholders and increase long-term growth in book value per share. As discussed in additional detail below, in 2021, we simplified our annual cash bonus program, which included that bonuses in respect of 2021 and future years would not be deferred. In addition, from time to time and under certain circumstances, we award sign-on bonuses, retention bonuses and other bonuses and/or bonus opportunities.

Our Compensation Committee reviews and approves all recommendations made with respect to deferred bonuses, stock options, restricted share units, and restricted shares, as applicable, for all of our employees, including our NEOs. Additionally, the Compensation Committee reviews and approves all discretionary, sign-on, retention and other bonuses, if any, of our NEOs. Each year, our Chief Executive Officer provides information and recommendations to the Compensation Committee with respect to individual performance to assist the Compensation Committee with its analysis and evaluation of each employee’s compensation, including the NEOs.

Our Chief Executive Officer does not make recommendations regarding his own compensation. Accordingly, the Compensation Committee considers the performance of our Chief Executive Officer and determines and approves the amount of any discretionary, sign-on, retention and/or other bonus that he receives. While the Compensation Committee considers the recommendations of our Chief Executive Officer, it is not bound by his recommendations. While the Compensation Committee is generally familiar with the compensation of similarly situated individuals and does consider this information when making compensation decisions, given the nature of our business and compensation, the Compensation Committee historically did not feel it was necessary to utilize the services of a compensation consultant or to do any formal benchmarking.

As previously disclosed, in September 2020, the Company retained Mercer to provide support related to all matters typically handled by the Compensation Committee, including related to compensation strategy and incentive plan design. The work conducted by Mercer included, among other things, peer group development, executive compensation benchmarking analysis, and incentive compensation program design. The Compensation Committee obtains legal advice regarding executive compensation matters from its independent outside legal counsel. The Compensation Committee has considered whether the work of Mercer as a compensation consultant has raised any potential conflicts of interest, taking into account the following factors: (i) the amount of fees paid by us to Mercer as a percentage of that firm’s total revenue; (ii) the provision of other services to us by Mercer; (iii) Mercer’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the individual compensation advisors with any of our executive officers; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee and (vi) any ownership of our stock by Mercer or the individual compensation advisors. Based on the above factors, the Compensation Committee has concluded that the work of Mercer, including the work performed by the individual compensation advisors employed by Mercer, has not created any conflict of interest.

Role of the Compensation Consultant/Peer Group

Mercer was engaged by the Company to develop a set of peer group companies for use as a point of comparison in assessing the competitiveness of 2021 compensation for executive officers. Data compiled from this peer group, as well as from reliable compensation survey databases, was used as a baseline reference by the Compensation Committee to assist it in establishing and assessing target total compensation levels, as well as target compensation levels for individual components of compensation for our executive officers. When making compensation decisions, we also look at the compensation of our NEOs relative to the compensation paid to similarly-situated executives at companies that we consider to be our peers, which is referred to as “benchmarking.” However, we believe that a benchmark serves as a point of reference, but is not a determinative factor, for our executives’ compensation. Such comparative information is just one of the factors considered in setting executive compensation and the Compensation Committee has the discretion to consider the nature and extent of its use.

The peer group used to assist in making compensation decisions for 2021, which we refer to as our 2021 peer group, was selected primarily based on the peer companies’ similarities to us as of the time the survey was performed, based on factors such as revenue and other financials, such as asset size, book value, EBITDA and market capitalization, and industry.

The 2021 peer group was comprised of the following companies:

•Everest Re Group, Ltd.
•RenaissanceRe Holdings Ltd.
•W.R. Berkley Corporation
•Axis Capital Holdings Limited
•SiriusPoint Ltd.
•Proassurance Corporation
•James River Group Holdings, Ltd.
•Protective Insurance Corporation
•HCI Group Inc.

•Alleghany Corporation
•Assured Guaranty Ltd.
•Enstar Group Limited
•Argo Group International Holdings, Ltd.
•Lancashire Holdings Limited
•Employers Holdings, Inc.
•Global Indemnity Group, LLC
•Prosight Global, Inc.
•Heritage Insurance Holdings, Inc.

We are positioned marginally below the peer group’s 25th percentile relative to book value based on the fact that many of our market comparators are larger.

For purposes of assessing incentive design practices, we used some of the same members of the 2021 peer group but added Reinsurance Group of America, Incorporated, Arch Capital Group Ltd. and Markel Corporation and removed Protective Insurance Corporation, Prosight Global, Inc., James River Group Holdings, Global Indemnity Group, LLC, Employers Holdings, Inc., Proassurance Corporation, and Lancashire Holdings Limited.

To assess competitiveness, compensation for selected executive roles at the Company was benchmarked using peer group proxy statement and published market survey data. For the survey data, data was scoped to 0.5 times to 2.0 times the Company’s revenue (or business unit revenue in the case of Mr. O’Brien) to ensure the data reflected companies of a similar scale.
The Compensation Committee strives to target total pay at levels that are within reasonable range of market based on various criteria, including, but not limited to, experience, time in role, performance, and scope of responsibility in comparison to benchmarks.

Base Salary

We use base salary to recognize the experience, skills, knowledge, roles and responsibilities of our employees and executive officers. When establishing the base salaries of our NEOs, our Compensation Committee considers a number of factors, including:

•the individual’s years of experience;
•the functional role of the individual’s position;
•the level of the individual’s responsibility;
•our ability to replace the individual; and
•to the extent applicable, the limited number of well-qualified candidates available in or willing to relocate to the Cayman Islands.

Base salaries are reviewed and considered by the Compensation Committee on an annual basis or as otherwise deemed appropriate by the Compensation Committee.

After a review of base salaries, on February 12, 2021 Messrs. Burton’s, Curnock’s and O’Brien’s base salaries were increased from $650,000 to $725,000, $330,000 to $420,000, and €320,000 to €375,000, respectively, in each case, with effect from January 1, 2021. Mr. Burton’s salary was increased as a result of our review of the survey market data and the peer group data provided by Mercer as his base salary at $650,000 was in between the 25th and 50th percentiles of the survey market data and below the 25th percentile of the peer group data. Messrs. Curnock’s and O’Brien’s base salaries were increased to reflect their success in taking on expanded responsibilities as well as competitive marketplace considerations. The base salaries for Mr. Greenspan and Ms. Accurso remained at $500,000 and $500,000, respectively, for 2021.

    The annual base salaries for NEOs as of December 31, 2021, including their percentage increase over their salaries in effect on December 31, 2020 were as follows:

Name	2021 Base Salary ($)	2020 Base Salary ($)	% Increase
Simon Burton	725,000	650,000	11.5%
Neil Greenspan	500,000	500,000	0%
Patrick O'Brien(1)	442,500	377,600	17.2%
Laura Accurso	500,000	500,000	0%
Tom Curnock	420,000	330,000	27.3%
(1) Because he is based in Ireland, Mr. O’Brien’s cash compensation is generally paid to him in Euros rather than United States dollars. Amounts reported as “2021 Base Salary” and “2020 Base Salary” are based on an average conversion rate for 2021, which was $1.18 United States dollars for each Euro.

Bonuses

Short Term Incentive Plan

We use bonuses to reward individual and company performance. We expect our bonuses to be variable from year to year. Our Compensation Committee determines each NEO’s target bonus, expressed as a percentage of base salary. The target bonuses of the NEOs were set by the Compensation Committee based on the scope and significance of each NEO’s role, with the CEO receiving the highest target due to his greater responsibilities.

As previously disclosed, on July 29, 2021, following Mercer’s review of our compensation practices, the Compensation Committee recommended to our Board, and the Board approved, a new annual bonus program, which we refer to as the Short Term Incentive Plan, which will be administered by the Compensation Committee and replaces any other annual incentive program in respect of 2021. No incentive cycles prior to 2021 under our previously-disclosed bonus program are impacted other than as previously disclosed. The first plan year under the Short Term Incentive Plan is calendar year 2021, which corresponds with our fiscal year, and each fiscal year will represent a new performance period. The Short Term Incentive Plan replaces the prior bonus program, which we refer to as the Prior Bonus Program, with a more market-based short-term incentive plan.

The work conducted by Mercer included, among other things, a review of our historical incentive program design to assist in developing recommendations for a new approach for calendar year 2021 and future years. In connection with such work, Mercer reviewed our historical programs and policies and our historical results and awards, gained an understanding of our history and strategy for generating investor value, identified a group of market check companies to inform incentive plan design decisions, and researched competitive market practices and emerging trends surrounding executive compensation and incentive plan design. The guiding principles related to our new short term incentive plan were to make the plan easy to understand, transparent and reward controllable results, reward management decisions that would support long-term growth and profitability, and promote retention through real near-term earnings potential.

Eligible employees, which includes all of our and our subsidiaries’ full-time salaried employees, who become participants in the Short Term Incentive Plan for a specific plan year will be eligible to receive a target bonus opportunity expressed as a percentage of base salary. Actual participation in the Short Term Incentive Plan will be determined with respect to each plan year and will be based on the recommendations of our Chief Executive Officer, or the CEO, and will be subject to the discretion of the Compensation Committee. All of the NEOs were eligible to participate in the Short Term Incentive Plan for the 2021 plan year. Target bonus opportunities will vary by individual participant and may vary among employees in the same salary grade level or same internal reporting relationship.

Awards under the Short Term Incentive Plan may be earned based upon achievement of certain performance metrics, financial or otherwise, as determined by the Compensation Committee. The aggregate target bonus opportunity may be broken down into two parts: (1) the company performance target bonus and/or (2) the individual performance target bonus. The weightings of each metric, to the extent applicable, which may vary by participant, are recommended by the CEO (other than with respect to the CEO whose weightings are determined by the Compensation Committee) and determined by the Compensation Committee. The metrics and the associated weightings may be changed from plan year to plan year.

The Compensation Committee will select one or more of the following as the company performance criteria related to the company performance target bonus for each plan year: (1) adjusted operating profit; (2) growth in book value per share; (3) total shareholder return; (4) underwriting loss ratio; (5) underwriting combined ratio; (6) expense ratio; (7) net income; or (8) any other performance criteria that the Compensation Committee may select in its discretion. Each selected company performance criteria will be assigned a threshold, target and maximum level of achievement as determined by the Compensation Committee in is sole discretion. The company performance criteria and requisite level of performance corresponding to threshold and maximum levels of performance (including the corresponding percentage of the company performance target bonus that can be earned) may be changed from plan year to plan year, but in no event may the maximum level of performance result in a payment in excess of 200% of the company performance target bonus.

Performance and bonus achievement are measured following the end of the single year performance period and bonuses are generally paid in cash following the Board’s approval of audited fiscal year results and the determination by the CEO or the Compensation Committee, as applicable, of individual performance levels, but in no event later than March 15 of the year following the year to which the bonus relates, subject generally to continued employment through the last day of the performance period (and not having given or received notice of termination); provided, however, that if a participant’s employment terminates due to death or disability prior to the last day of the performance period, the participant will be entitled to a pro-rata bonus based on actual performance for the year in which the termination occurs, subject to compliance with the terms of the participant’s employment agreement or offer letter, as applicable. If a participant commences participation in the Short Term Incentive Plan after the first day of the applicable plan year, any such bonus payable in respect of such plan year will be pro-rated based on the portion of the year employed.

All payments under the Short Term Incentive Plan may (or, to the extent required by law or listing standards of any securities exchange on which our securities are listed, will) be subject to recoupment, cancellation, reduction or forfeiture (1) in accordance with any clawback or similar policy adopted by the Board or the Compensation Committee, (2) in accordance with any clawback or similar policy that we are required to adopt pursuant to any applicable listing standards or applicable law or (3) in the event of fraud or any financial restatements or irregularities.

2021 Short-Term Incentive Plan Awards

For 2021, the target annual bonus opportunity, expressed as a percentage of annual base salary, for the NEOs were as follows:

Name	2021 Target Bonus Opportunity (% of Base Salary)
Simon Burton	120%
Neil Greenspan	50%
Patrick O'Brien	60%
Laura Accurso	50%
Tom Curnock (1)	50%

(1) Mr. Curnock’s target annual bonus opportunity was increased in February 2021 from 45% to 50% with effect from January 1, 2021.

In respect of 2021, the Compensation Committee determined that awards under the Short Term Incentive Plan would be based upon achievement of company performance and individual performance. The weightings between company and individual performance for the annual incentive compensation opportunities vary among our named executive officers. For 2021, the weightings of the NEOs were set by the Compensation Committee based on the scope of each NEO’s role, as follows:

Name	Company Performance	Individual Performance
Simon Burton	75%	25%
Neil Greenspan	75%	25%
Patrick O'Brien	75%	25%
Laura Accurso	50%	50%
Tom Curnock	75%	25%

In respect of 2021, the Compensation Committee determined that company performance would be measured based upon achievement of adjusted operating profit, or 2021 AOP Metric, as this metric reflects management’s contribution to long term profitability and operational efficiency. With respect to the 2021 fiscal year, the AOP Metric means the sum of (i) the 2021 underwriting income and (ii) the 2021 strategic investments income (net of tax), less (iii) 2021 corporate innovations-related expense, as a percentage of book value measured as of January 1, 2021.

Under the Short Term Incentive Plan, participants will be eligible to receive a bonus related to the company performance criteria, to the extent applicable, if we achieve at least the threshold level of performance for the applicable performance period. If the threshold level of performance related to the 2021 AOP Metric was not attained, no portion of the award allocated to that metric would have been earned, and if the maximum level of performance related to the 2021 AOP Metric was attained, participants would have been eligible to receive 200% of the target award related to such metric. In 2021, the actual 2021 AOP was 4.7%, which resulted in a 74% payout.

Performance Measure	Threshold (50%)	Target (100%)	Maximum (200%)	Actual	Payout
2021 AOP	3.0%	6.8%	12.0%	4.7%	74.0%

Linear interpolation is used to calibrate payouts between the threshold, target and maximum levels.

The individual performance metric ranges from 0% of the target award related to that metric to 100% of the target award related to that metric. The Compensation Committee determines the percentage of the individual performance target bonus, if any, that each named executive officer is eligible to earn. In determining the individual performance payout percentages for each of our named executive officers, the Compensation Committee considers, among other things, the contributions by each individual based upon his or her area of responsibility to:

•The transformation, diversification and performance of our underwriting platform and long-term growth strategy;
•The strength and improvement of our A.M. Best financial ratings and maintenance of regulatory compliance; and
•The judicious deployment of capital that is not contractually allocated to our alternative investment strategy.

The Compensation Committee, in its sole discretion, may consider subjective criteria relating to performance and accomplishments on an individual and comparative basis. These criteria include, but are not limited to:

•The strength and development of each individual’s contributions to our strategic partnership and our client, broker, shareholder and other stakeholder relationships;
•The quality and professionalism of the individual in support for the work for the Board, the management team and our employees, including individual contributions to team development, engagement and motivation and succession planning; and
•The Company’s desire to retain the executive and align his or her interest with those of our shareholders.

In connection with its review of 2021 individual performance, the Compensation Committee approved individual performance for the NEOs as follows:

Name	Actual
Simon Burton	90%
Neil Greenspan	100%
Patrick O'Brien	100%
Laura Accurso	40%
Tom Curnock	100%

Incentive compensation earned under the Short Term Incentive Plan for the 2021 fiscal year was paid in March 2021, and for each applicable NEO disclosed in the “Non-equity Incentive Plan Compensation” column for such year in the Summary Compensation Table below.

Prior Bonus Program

In February 2022, the Compensation Committee approved the updated calculations for the quantitative bonus pool with respect to the 2015 and 2016 underwriting years with respect to the Prior Bonus Program based on performance through December 31, 2021 and declared the 2015 and 2016 years closed. For the 2015 underwriting year, the updated calculations reflect below-threshold performance and, as such, no quantitative bonus will be awarded. For the 2016 underwriting year, the updated calculations indicate a payout of 11.9% of target resulting in a qualitative bonus award to Mr. Curnock and Ms. Accurso of $5,777 and $3,932, respectively. Messrs. Burton, Greenspan and O’Brien were not participants in the Prior Bonus Program during the 2015 and 2016 underwriting years and therefore were not eligible for a bonus with respect to such years.

Sign-On Bonuses

From time to time, the Compensation Committee may award sign-on bonuses in connection with the commencement of an NEO’s employment with us. Sign-on bonuses are used only when necessary to attract highly skilled officers to the Company. Generally they are used to incentivize candidates to leave their current employers or may be used to offset the loss of unvested compensation or future income that they may forfeit as a result of leaving their current employer or business.

Retention Bonuses

From time to time, the Compensation Committee, based upon a review of competitive conditions and/or the role and skill set of the individual, may approve retention arrangements for certain NEOs and other senior executives. As previously disclosed, on May 4, 2020, Greenlight Re and GRIL, as applicable, entered into a retention bonus agreement with each of Messrs. Burton, Greenspan, O’Brien, and Curnock and Ms. Accurso providing for the opportunity to receive a retention bonus in the aggregate amount of $500,000, $200,000, $200,000, $200,000 and $300,000, respectively. Such bonuses were paid on July 1, 2021 as a result of each NEO’s continued employment with Greenlight Re or GRIL, as applicable, through and including such date. The retention bonuses for the NEOs are disclosed in the “Bonus” column in the Summary Compensation Table below.

Other Bonuses

From time to time, the Compensation Committee may award other bonus opportunities and/or adopt additional bonus plans in order to incentivize employees and foster and support the success of the Company.

Stock Incentive Plan Awards

In 2004, we adopted a stock incentive plan, which was amended and restated effective as of August 15, 2005, February 14, 2007, May 4, 2007, April 28, 2010, April 26, 2017 and October 29, 2020.

Our Compensation Committee has decided that, with certain exceptions noted above, restricted shares or restricted share units, as applicable, generally are the preferred form of equity compensation as the Compensation Committee believes that restricted shares or restricted share units, as applicable, better align management with long-term shareholder value creation. Our Compensation Committee determines the value of restricted share or restricted share unit grants that each NEO may receive, taking into account prior performance, our desire to retain the executive and the executive’s role within the Company. Those executives who are most critical to our future growth generally receive larger awards. With the exception of our Chief Executive Officer’s awards prior to 2021, the restricted shares or restricted share units, as applicable, will be subject to a three-year cliff vesting schedule. Unvested restricted shares or restricted share units, as applicable (other than those granted to our Chief Executive Officer prior to 2021 and those granted to Ms. Accurso pursuant to the terms of her employment agreement) will be forfeited if an NEO terminates employment for any reason (other than due to death or disability). Currently, we expect long-term compensation (i.e., stock incentive plan awards), to continue to represent the majority of each NEO’s compensation.

In order to prevent the backdating of equity awards and to ensure that the timing of awards or the release of material information will not be accelerated or delayed to allow an award recipient to benefit from a more favorable stock price, on February 27, 2008, our Board of Directors and Compensation Committee adopted a policy with respect to our equity grant practices that delineates specific procedures that must be followed when granting equity awards. We believe this policy helps the integrity of our equity award grant practices.

Our current practice is to grant equity awards in March of each fiscal year.

In February 2021, our Compensation Committee approved and, on March 15, 2021, we granted awards of 130,719 Class A ordinary restricted shares to Mr. Burton, 38,126 Class A ordinary restricted shares to Mr. Greenspan, 21,786 Class A ordinary restricted shares to Ms. Accurso, and 27,233 Class A ordinary restricted shares to Mr. Curnock under our stock incentive plan, which restricted shares will vest on the third anniversary of the grant date, generally subject to the NEO’s continued employment on such date. Mr. O’Brien was granted an award of 30,501 restricted share units to be settled in Class A ordinary shares, which restricted share units will vest on the third anniversary of the grant date, generally subject to Mr. O’Brien’s continued employment on such date. These stock awards reflect our Compensation Committee’s assessment of each individual’s successful performance during 2020 with respect to further developing our underwriting platform, developing strategic partnerships and judiciously deploying underwriting capital, as well as our desire to retain these executives and align their interests with those of our shareholders. Unlike prior years’ restricted share grants to Mr. Burton, Mr. Burton’s shares granted in 2021 are not be subject to the performance-vesting condition under his employment agreement and, instead, are subject to the same three year cliff vesting schedule as the other NEOs.

For more details on these awards, see “Potential Payments upon Termination or Change in Control - Stock Incentive Plan and Awards Granted Thereunder.”

Following Mercer’s review of our historical long-term incentive compensation program design and in an effort to better link pay and performance and to be more consistent with market practice, the Compensation Committee determined that certain changes should be made to our long-term incentive plan awards. Starting in 2022, annual awards under our stock incentive plan will consist of time-based and/or performance-based restricted stock or restricted stock unit awards, as applicable.

For details on awards granted under our stock incentive Plan in 2022 see “Actions Taken in 2022” below.

Retirement Benefits

As with every employer in the Cayman Islands, we are required by the National Pensions Law to provide a pension plan for our employees in the Cayman Islands. We belong to the Coralisle Pension Services Ltd. Pension Plan, which is administered by British Caymanian Insurance Agencies Ltd. Under the Cayman Islands National Pensions Law, all employees between the ages of 18 and 60 must contribute a minimum of 5% of their earnings to a pension plan. An employee also has the option of contributing more than the prescribed minimum. We are required to match the contribution of the first 5% of each participating employee’s salary to a maximum salary amount of $106,098. The Company currently pays both the employee and employer portions of the plan. The pension plan is a defined contribution plan and, as such, the amount that an employee receives upon retirement is directly related to the amount contributed to the plan by, or on behalf of, the employee while working. Once an employee retires (employees become eligible for retirement at age 60 in the Cayman Islands), an employee has the following options for receiving benefits: (i) receive a cash payout if the employee’s retirement savings are less than $6,098; (ii) transfer the retirement savings to a life annuity for investment by a life insurance company and payment of a regular income stream to the employee for the remainder of the employee’s life (and the employee’s spouse’s life if the employee is married at the time of retirement); or (iii) transfer the retirement savings to a Retirement Savings Arrangement account with an approved provider or bank and receive regular income payments until the account is depleted. Each of Messrs. Burton, Greenspan, and Curnock and Ms. Accurso were eligible to participate in the Coralisle Pension Services Ltd. Pension Plan in 2021.

GRIL has established a defined contribution Retirement Solutions plan with Irish Life. All employees of GRIL are eligible to participate in the plan, which has been approved by the Irish Revenue Commissioners. GRIL generally makes a contribution to the plan for all GRIL employees, with the contribution dependent upon the contractual commitment in each employee’s employment contract. Currently, contributions vary from 7.5% of base salary to 20% of base salary. Employees may also make personal contributions to the plan in accordance with Revenue Commissioner limits which are linked to the age of the employee. The pension plan is established under an irrevocable trust, with Mount Street Group acting as trustee. On May 27, 2020, the GRIL Board approved the replacement of Mr. O’Brien’s pension contribution to the Retirement Solutions plan with Irish Life with a pension allowance, which pension allowance will not result in additional consideration to be paid by GRIL.

Welfare Benefits/Perquisites

We offer certain limited welfare benefits and perquisites to our executives, including tax preparation and medical insurance. We intend to continue to maintain our current welfare benefits and perquisites for our executive officers. However, our Compensation Committee may revise, amend or add to these benefit programs at its discretion.

Tax and Accounting Implications

The Compensation Committee considers the income tax consequences of individual compensation elements when analyzing the overall compensation paid to our NEOs. Because we are not a U.S. taxpayer, our compensation program has not been designed to comply with U.S. Internal Revenue Code Section 162(m). However, with respect to our U.S. taxpayer employees, including certain of our NEOs, we design our compensation arrangements taking into account U.S. Internal Revenue Code Sections 409A and 457A.

We are accounting for stock-based payments in accordance with and to the extent required by FASB ASC Topic 718.

Clawback, Hedging and Pledging Policies

The Company has adopted policies related to hedging and pledging transactions, as well as clawbacks. For more details on these policies, see “Corporate Governance and Board of Directors and Committees — Clawback, Hedging and Pledging Policies.”

Ordinary Share Ownership Guidelines

We believe that broad-based share ownership by our employees, including our NEOs, is the most effective method to deliver superior shareholder returns by increasing the alignment between the interests of our employees and our shareholders. In July 2021, in connection with a review of our corporate governance practices following our most recent “say on pay” vote and based on input from Mercer in connection with its review of our compensation practices, our Board of Directors adopted the Greenlight Capital Re, Ltd. Share Ownership and Retention Policy for Executives and Non-Employee Directors, effective July 29, 2021, or the Share Ownership Guidelines. The Share Ownership Guidelines require that all named executive officers and non-employee directors own a significant ownership interest in our ordinary shares, subject to a phase-in period, in order to align their interest with those of our shareholders and in furtherance of the Board of Directors’ intention to follow sound corporate governance practices.

The Share Ownership Guidelines include the following minimum share ownership requirements for our named executive officers and non-employee directors:

Position	Multiple

Chief Executive Officer	5x annual base salary
All Other Named Executive Officers	2x annual base salary
Non-Employee Directors	5x annual cash retainer

For purposes of the Share Ownership Guidelines, ownership will include: our class A or class B ordinary shares owned through a wholly-owned entity, individually and/or by immediate family members residing in the same household, in each case, that are not hedged, pledged or otherwise encumbered, and restricted shares/share units not yet vested that vest based solely on time/service. Ownership does not include unexercised stock options (whether vested or unvested), unexercised share appreciation rights (whether vested or unvested), performance shares/share units, and/or any equity-based awards that may be settled in cash.

The value of our class A or class B ordinary shares owned by each named executive officer and non-employee director will be calculated on an annual basis on each December 31 based upon the Nasdaq Global Select Market’s average closing price for our class A ordinary shares for the immediately preceding six month period.

Current named executive officers and non-employee directors have up to five years from the initial effective date of the Share Ownership Guidelines to achieve the foregoing share ownership requirements. Future named executive officers and non-employee directors will have up to five years from the date of hire/election/appointment, as applicable, to achieve the foregoing share ownership requirements. If any named executive officer is not in compliance with the Share Ownership Guidelines within the applicable five year period, then 50% of any short-term incentive plan award for a given year will be paid in class A ordinary shares until such time as compliance is achieved. If any non-employee director is not in compliance with the Share Ownership Guidelines within the applicable five year period, then the annual cash retainer will be paid in class A ordinary shares until such time as compliance is achieved.

As of April 28, 2022, all directors and NEOs are in compliance with our Share Ownership Guidelines, subject to transition periods.

See “Principal Shareholders” below for each director’s and NEO’s shareholding.

Change in Control and Severance

Upon termination of employment or a change in control, in addition to certain bonuses referenced above, our NEOs may receive accelerated vesting of awards granted under our stock incentive plan and severance payments under their employment agreements.

Under our stock incentive plan, our Compensation Committee generally has the discretion to vest unvested awards upon a change in control as described below under “Potential Payments Upon Termination or Change in Control - The Stock Incentive Plan and Awards Granted Thereunder.” This discretion allows the Compensation Committee to determine at the time of the change in control whether, and the extent to which, additional vesting is warranted. In addition, Mr. Burton’s option agreement and each NEO’s restricted share or restricted share unit award agreements, as applicable (other than Mr. Burton’s restricted share agreements prior to 2021), provide for accelerated (or, in the case of Ms. Accurso, continued) vesting upon termination of employment under certain circumstances, and/or also upon a change in control. Mr. Burton’s restricted share award agreements prior to 2021 provide for the award to remain outstanding and eligible to vest upon termination of employment under certain circumstances. Ms. Accurso’s employment agreement provides for equity-based awards to remain outstanding and subject to the vesting conditions upon termination of employment under certain circumstances. For more details on these termination provisions, see “Potential Payments upon Termination or Change in Control.”

Upon termination of employment without cause or for good reason (or, with respect to Mr. O’Brien, in the event prior notice (or pay in lieu of notice) is required by GRIL and other than in the case of death), our NEOs are eligible for severance payments. For more details on these payments, see “Potential Payments upon Termination or Change in Control - Employment Agreements.”

The amount of our severance obligations to our NEOs is designed to be competitive with the amounts payable to executives in similar positions at other global reinsurance companies with which we compete for talent. Severance payments are generally made in substantially equal monthly installments and are generally contingent upon the NEO’s continued compliance with the restrictive covenants in his or her employment agreement.

Actions Taken in 2022

Stock Incentive Plan Awards

In February 2022, under our stock incentive plan, our Compensation Committee approved and, on March 15, 2022, we granted Class A ordinary restricted shares or restricted share units, as applicable, with values of $2,672,000 to Mr. Burton, $584,500 to Mr. Greenspan, $579,171 to Mr. O’Brien, $250,500 to Ms. Accurso, and $490,980 to Mr. Curnock. The stock awards for Messrs. Burton, Greenspan, O’Brien and Curnock and Ms. Accurso reflect our Compensation Committee’s assessment of each individual’s overall performance in 2021, certain NEOs’ increased responsibilities, and our desire to retain these executives and align their interests with those of our shareholders.

Each of Messrs. Burton, Greenspan, O’Brien and Curnock and Ms. Accurso’s 2022 awards under our amended and restated 2004 stock incentive plan consists of a mix of performance-vesting restricted stock or restricted stock units (67%), as applicable, and time-vesting restricted stock or restricted stock units (33%), as applicable.

Time-based awards will vest ratably over a three year period, generally subject to continued employment through and including each vesting date. Performance-vesting awards will cliff vest, if at all, based on the actual level of achievement against the performance metrics following the end of the three year performance period, generally subject to continued employment through and including the last day of the three year performance period. Performance will be determined by the Board or the Compensation Committee after the completion of the three year performance period pursuant to the terms of the awards.

The performance-vesting awards granted in 2022 will be earned, if at all, based on performance against the following metrics: fully diluted book value per share growth (65% weight) and combined ratio (35% weight). Performance metrics and weightings may change from year to year for future awards and the Board and the Compensation Committee reserve the right to modify the metrics and performance measurement based on changes in accounting rules/regulations, and unforeseen events or circumstances. Performance-based leverage under performance-vesting awards granted in 2022 is as follows: (linear interpolation is used to calibrate payouts between threshold, target and maximum award levels) below threshold: 0% payout; threshold: 25% payout; target: 50% payout; and maximum: 100% payout.

2022 Burton Employment Agreement

On February 22, 2022, the Company, Greenlight Reinsurance, Ltd. and Mr. Burton entered into an Amended and Restated Employment Agreement, effective as of January 1, 2022, or the 2022 Burton Employment Agreement, pursuant to which Mr. Burton’s (i) base salary was increased from $725,000 to $800,000, with effect from January 1, 2022, (ii) target annual long-term incentive opportunity was increased from 120% of base salary to 200% of base salary, with effect from January 1, 2022, and (iii) severance package, which provides for severance in connection with a termination of employment without cause or for good reason, was enhanced. The Compensation Committee determined that increasing the size of Mr. Burton’s severance package was warranted, among other reasons, in light of the Company’s current market capitalization and prospects, recent consolidation in the reinsurance industry and the Company’s strategic review from 2019. The Compensation Committee believes that Mr. Burton’s executive severance package illustrates the Compensation Committee’s and the Board’s confidence in and respect for Mr. Burton and is reasonable and justified in order to: (1) retain Mr. Burton by providing a level of protection against involuntary job loss; (2) provide an appropriate level of benefits to enable Mr. Burton to transition to new employment, if necessary; and (3) secure restrictive covenants contained in Mr. Burton’s employment agreement.
For more details on the 2022 Burton Employment Agreement, see “Employment Agreements”.

Compensation Committee Report

In February 2022, our Compensation Committee reviewed and discussed the compensation discussion and analysis required by Regulation S-K, Item 402(b) promulgated under the Exchange Act, with management. Based on the review and discussions referred to in the preceding sentence, our Compensation Committee recommended to our Board of Directors that this compensation discussion and analysis disclosure be included in this Proxy Statement.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

The Compensation Committee

Ian Isaacs (Chair)
Bryan Murphy
Ursuline Foley

The foregoing Compensation Committee Report (this “Report”) shall not be incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference in any filed document.

Compensation Risk Assessment

Our Compensation Committee, together with management, conducted a risk assessment of our compensation programs. Our Compensation Committee concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and thus discourage excessive risk-taking. Our Compensation Committee therefore determined that the risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on our company. The Company’s current compensation structure contains various features that mitigate risks. For example:

•We have an entrepreneurial culture which encourages employees to think like owners;

•We offer a balance of compensation elements with the majority of compensation related to long-term performance;

•We set reasonable bonus targets for executives and employees and require that certain performance metrics are achieved before bonuses will be paid;

•Our Compensation Committee has the discretion to make adjustments to the quantitative bonus pool due to significant deficiencies;

•The structure of our quantitative bonus program rewards employees and NEOs based on the economic underwriting performance of the Company as compared to top line premium targets which could encourage excessive risk taking among employees to achieve such targets; and

•All of the equity awards granted to employees under the Company’s stock incentive plan are generally subject to multi-year time vesting, which requires an employee to commit to a longer period of employment for such awards to be valuable.

We will continue to evaluate our compensation programs with respect to risk going forward and will consider changes necessary to prevent incentives to take excessive risk.

SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table sets forth the compensation earned by the NEOs for services rendered in all capacities to the Company and its subsidiaries in 2021, 2020 and 2019, as applicable.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Simon Burton, Chief Executive Officer and Chief Underwriting Officer	2021	725,000	500,000	1,200,000	—	678,600	10,610	3,114,210
	2020	650,000	499,200	487,500	—	280,800	10,610	1,928,110
	2019	650,000	600,000	—	—	—	10,610	1,260,610
Neil Greenspan, Chief Financial Officer	2021	500,000	200,000	350,000	—	201,250	10,610	1,261,860
	2020	396,023	164,358	245,000	—	35,642	10,610	851,633
Patrick O’Brien, Chief Executive Officer, GRIL(6)	2021	442,500	200,000	280,000	—	208,189	88,500	1,219,189
	2020	365,408	185,939	295,000	—	58,061	73,082	977,490
	2019	358,208	100,746	285,000	—	—	71,642	815,596
Laura Accurso, General Counsel, Corporate Secretary and Chief Compliance Officer	2021	500,000	300,000	200,000	—	146,432	10,610	1,157,042
	2020	472,500	137,475	285,000	—	42,525	10,610	948,110
	2019	390,000	200,000	250,000	—	25,935	10,610	876,545
Thomas Curnock, Chief Risk Officer	2021	420,000	200,000	250,000	—	174,827	10,610	1,055,437
	2020	330,000	184,905	125,000	—	40,095	10,610	690,610

(1)As noted above, Messrs. Burton’s, Curnock’s and O’Brien’s base salaries were increased from $650,000 to $725,000, $330,000 to $420,000, and €320,000 to €375,000, respectively, in each case, with effect from January 1, 2021.
(2)The amounts shown in this column for 2021 represent the retention bonus paid to the NEOs on July 1, 2021.
(3)All stock awards were granted under our stock incentive plan. The value reported above in the “Stock Awards” column is the aggregate grant date fair value for each NEO’s award determined in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation”.  Assumptions used in the calculation of these amounts are included in Note 11 of the Notes to Consolidated Financial Statements in our Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The grant date fair value for Mr. Burton’s restricted share award in March 2019 was computed in accordance with FASB ASC Topic 718 based upon the probable outcome that the performance conditions were not expected to be met as of the grant date. Assuming the highest level of performance achievement as of the grant date, the aggregate grant date value of the award would have been $975,000. The grant date fair value for Mr. Burton’s restricted share award in September 2019 was computed in accordance with FASB ASC Topic 718 based upon the probable outcome that the performance conditions were not expected to be met as of the grant date. Assuming the highest level of performance achievement as of the grant date, the aggregate grant date value of the award would have been $2,500,000. This award was forfeited pursuant to its terms on December 16, 2020 without any payment in respect thereof. The grant date fair value for Mr. Burton’s restricted share award in 2020 was computed in accordance with FASB ASC Topic 718 based upon the probable outcome that the performance conditions were not expected to be met as of the grant date. Assuming the highest level of performance achievement as of the grant date, the aggregate grant date value of the award would have been $975,000. On July 30, 2020, we accelerated the vesting, which we refer to as the Acceleration, of part of this award. As a result of the Acceleration, 72,545 Class A ordinary shares vested on July 30, 2020. The remainder of the award is still subject to performance-based vesting criteria. The value reported above includes the incremental fair value of the award, computed as of July 30, 2020, in accordance with FASB ASC Topic 718. The values reported for Messrs. Burton, Greenspan, O’Brien, and Curnock and Ms. Accurso represent restricted share or restricted share unit awards, as applicable, that relate to the prior years’ bonus amounts.

(4)For the 2021 year, the value reported above in the “Non-Equity Incentive Plan Compensation” column is the amount paid to the applicable NEOs in March 2022 and relates to the bonus in respect of the 2021 plan year and with respect to Mr. Curnock and Ms. Accurso, the final installment of the 2016 underwriting year in the amount of $5,777 and $3,932, respectively. For the 2020 year, the value reported above in the “Non-Equity Incentive Plan Compensation” column is the amount that our Compensation Committee determined that bonuses in respect of this underwriting year should be paid out at (i.e., 45% of the target amount (for any individual whose base salary was increased during 2020 (other than effective as of January 1, 2020)), such target bonus is based on a weighted-average basis of the old base salary and the increased base salary) and such amount was paid in March 2021, subject to the participant agreeing to forego any future bonus payments connection with the 2020 underwriting year. Such 45%-of-target payout represented our estimate of the amount of the quantitative portion of the bonus that would have been paid out had the underwriting year remained open indefinitely. For the 2019 year, the value reported above in the “Non-Equity Incentive Plan Compensation” column is the amount paid to the applicable NEOs on March 13, 2020 and relates to the final installment of the 2014 underwriting year bonus.
(5)The amounts shown in this column for 2021 include amounts contributed to the defined contribution plans in which our employees participate on behalf of each of Messrs. Burton, Greenspan, and Curnock and Ms. Accurso and the pension allowance paid to Mr. O’Brien.
(6)Because he is based in Ireland, Mr. O’Brien’s cash compensation is generally paid to him in Euros rather than United States dollars. Amounts reported as “Salary,” and “All Other Compensation” are based on an average conversion rate for 2021, which was $1.18 United States dollars for each Euro. As noted above, amounts reported as “Bonus” and “Non-Equity Incentive Plan Compensation” were denominated in United States dollars, but will be paid to Mr. O’Brien in Euros rather than United States dollars because he is based in Ireland.

GRANTS OF PLAN BASED AWARDS IN FISCAL YEAR 2021

    Our Compensation Committee and/or Board granted restricted share awards and restricted share unit awards and established target bonuses for our NEOs in 2021.  Set forth in the following table is information regarding restricted share awards and restricted share unit awards granted in 2021 as well as 2021 bonus opportunities.

	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Target (#)
Simon Burton	3/15/2021	2/12/2021	—	—	—	—	130,719	—	—	1,200,000
	N/A		652,501	870,000	1,522,500	—	—	—	—	—
Neil Greenspan	3/15/2021	2/12/2021	—	—	—	—	38,126	—	—	350,000
	N/A		187,501	250,000	437,500	—	—	—	—	—
Patrick O’Brien	3/15/2021	2/12/2021	—	—	—	—	30,501	—	—	280,000
	N/A		168,751	225,000	393,750	—	—	—	—	—
Laura Accurso	3/15/2021	2/12/2021	—	—	—	—	21,786	—	—	200,000
	N/A		125,001	250,000	375,000	—	—	—	—	—
Thomas Curnock	3/15/2021	2/12/2021	—	—	—	—	27,233	—	—	250,000
	N/A		157,501	210,000	367,500	—	—	—	—	—
___________

(1)The amounts reflect the NEO’s threshold, target and maximum amount of payouts under the Short Term Incentive Plan as of the grant date of such awards. The actual amounts paid to our NEOs pursuant to the plan are set forth in the Summary Compensation Table above. For more information about the terms of the Short Term Incentive Plan, please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis – Bonuses.”
(2)The amount represents a grant of restricted shares or restricted share units, as applicable, made pursuant to our stock incentive plan to each of Messrs. Burton, Greenspan, O’Brien and Curnock and Ms. Accurso.  Each such restricted share/restricted share unit award is subject to three-year cliff vesting.

(3)The amounts reflect the aggregate grant date fair value for each NEO’s restricted share or restricted share unit awards granted in 2021, determined in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation”.

Employment Agreements

The following paragraphs summarize the material terms of the employment agreements of our NEOs.  The severance provisions of these agreements are summarized in the section entitled “Potential Payments Upon Termination or Change in Control” below.

Simon Burton. In connection with his appointment as Chief Executive Officer, we entered into an employment agreement, effective July 1, 2017, with Mr. Burton, or the Burton Employment Agreement, which was amended and superseded in February 2022 as described below.  The Burton Employment Agreement provided that Mr. Burton would be employed by us as Chief Executive Officer for a fixed three year term, with an automatic three year renewal (which occurred in July 2020), unless the Company or Mr. Burton gave written notice of non-renewal at least 180 days in advance of the expiry of the fixed term. The Burton Employment Agreement provided that Mr. Burton will be entitled to receive an annual base salary of not less than $650,000, subject to increase as determined by the Board (which, as discussed above, was increased to $725,000, effective as of January 1, 2021), and would be eligible to be considered for an annual discretionary bonus with pre-established performance metrics with a target equal to 120% of base salary. The Burton Employment Agreement also provided that Mr. Burton would be eligible to participate in our employee benefit plans and insurance programs and will also be reimbursed for certain tax preparation expenses.

Pursuant to the Burton Employment Agreement, as soon as practicable following his employment commencement date, Mr. Burton was entitled to a grant of a stock option to acquire 480,000 Class A ordinary shares with a per share exercise price equal to the fair market value per share on the date of grant, with such options exercisable over a ten year period following the date of grant and vesting as to 80,000 shares on June 30 of each of the first six anniversaries of June 30, 2017 contingent on Mr. Burton’s continued employment with us. The Burton Employment Agreement also provided that Mr. Burton would be eligible to receive a discretionary award under our long-term incentive plan following the end of each calendar year of employment with a target of $975,000 of restricted Class A ordinary shares (or, in respect of the period July 1, 2017-December 31, 2017 only, $487,500), subject to performance vesting conditions generally measured for the six year period beginning with the year immediately preceding the grant date.

Pursuant to the Burton Employment Agreement, following Mr. Burton’s employment with us, Mr. Burton agreed to comply with perpetual confidentiality and non-disparagement restrictive covenants, a six-month post-termination non-competition restriction, a twelve-month post-termination non-solicitation restriction with respect to employees and a twelve-month post-termination non-solicitation restriction with respect to customers and clients.

As previously disclosed, the 2022 Burton Employment Agreement, effective January 1, 2022, amends and restates the Burton Employment Agreement. The 2022 Burton Employment Agreement provides that Mr. Burton will continue in his role as Chief Executive Officer and will be entitled to receive an annual base salary of $800,000 (pro-rated for partial years), subject to review periodically for increases, and Mr. Burton will be eligible for certain employee benefits. Mr. Burton will also be eligible for reimbursement of an aggregate amount of 115,000 KYD for legal fees and application fees incurred in connection with his application for Cayman permanent residency; provided that if Mr. Burton’s employment is terminated on or before December 31, 2025, by Mr. Burton without Good Reason or by the Company or Greenlight Re for Cause (as each such term is defined in the 2022 Burton Employment Agreement), Mr. Burton will be required to repay any such amounts previously paid to Mr. Burton.

Pursuant to the 2022 Burton Employment Agreement, Mr. Burton will be eligible to earn an annual bonus with a target bonus opportunity of 100% of his base salary, based on certain performance metrics, as determined by the Board or Compensation Committee thereof, in accordance with and subject to the terms and conditions of the Company’s short-term incentive plan, as in effect from time to time. Commencing in 2022, Mr. Burton will also be eligible to receive equity-based awards with a target grant date fair value equal to 200% of his base salary.

In the event Mr. Burton’s employment is terminated by the Company or Greenlight Re without Cause or by Mr. Burton for Good Reason, in addition to any accrued but unpaid base salary and vacation through the date of termination, any unpaid annual bonus for the year proceeding the year of termination and any statutory severance, if any, which we refer to as the Accrued Obligations, subject to the execution of a release and certain other conditions, Mr. Burton will be entitled to receive: (i) a prorated annual bonus for the year of termination based on actual performance, which we refer to as the Pro-Rated Bonus, (ii) an amount equal to one and one-half (1.5) times the sum of Mr. Burton’s annual base salary and target bonus opportunity, which shall be payable over 18 months; provided, that, if such termination occurs during the period commencing on the date of a Change of Control (as defined in the 2022 Burton Employment Agreement) or 18 months following a Change of Control, the amount shall be equal to two (2) times the sum of Mr. Burton’s annual base salary and target bonus opportunity, which shall be payable over 24 months, which we refer to as the Severance Payments, and (iii) any outstanding unvested time-based equity awards, if any, shall fully vest and any outstanding performance-based equity awards, if any, shall remain outstanding through the applicable performance period and shall be eligible to vest in accordance with the applicable performance criteria, which we refer to as the Equity Award Treatment. Any Severance Payments shall be reduced by the amount of any statutory severance paid or payable to Mr. Burton.

In the event that Mr. Burton’s employment is terminated due to death or by the Company or Greenlight Re due to Disability (as defined in the 2022 Burton Employment Agreement), in addition to the Accrued Obligations, subject to the execution of a release and certain other conditions, Mr. Burton’s beneficiary, legal representatives or estate, as applicable, will be entitled to receive the Pro-Rated Bonus and the Equity Award Treatment. In the event that Mr. Burton’s employment is terminated by Mr. Burton without Good Reason, he shall only be entitled to receive the Accrued Obligations and all unvested equity awards will be cancelled and immediately forfeited. Further, in the event that Mr. Burton’s employment is terminated by the Company for Cause, he shall only be entitled to receive the Accrued Obligations and all unvested equity awards, unexercised equity awards, and all unsettled equity awards, as applicable, shall be cancelled and immediately forfeited.

The 2022 Burton Employment Agreement contains customary restrictive covenants, including restrictions related to non-competition, non-solicitation of customers, confidentiality, non-disparagement, non-disclosure of propriety information, and ownership of the Company’s or Greenlight Re’s work product and information.

Neil Greenspan. In connection with his appointment as Chief Accounting Officer, we entered into an employment agreement with Mr. Greenspan, dated as of December 3, 2018 (as amended as of September 2, 2019). Mr. Greenspan currently serves as our Chief Financial Officer. The employment agreement does not have a fixed term. Mr. Greenspan is entitled to receive an annual base salary of $500,000 (effective as of September 10, 2020), subject to increase as determined by the Chief Executive Officer, and is eligible to be considered for an annual discretionary bonus with pre-established performance metrics with a target equal to 50% of base salary. Mr. Greenspan is also eligible to participate in our employee benefit plans and insurance programs.

    Following Mr. Greenspan’s employment with us, in addition to perpetual confidentiality and non-disparagement restrictive covenants, Mr. Greenspan is subject to a six-month post-termination non-competition restriction and a one year post-termination non-solicitation restriction with respect to employees, customers and clients.

Patrick O’Brien. GRIL entered into an employment agreement with Mr. O’Brien, dated as of February 16, 2018 (as amended as of September 2, 2019) under which he serves as Chief Executive Officer of GRIL. The employment agreement does not have a fixed term.  Mr. O’Brien receives an annual base salary of €320,000, subject to increase as determined by our Chief Executive Officer in accordance with the terms of the agreement (which was increased to €375,000, effective as of January 1, 2021), and is eligible to be considered for an annual discretionary bonus based on pre-established performance metrics with a target equal to 60% of base salary. In addition, Mr. O’Brien is eligible to receive equity awards subject to the terms of our long term incentive plan. Mr. O’Brien is also entitled to participate in our employee benefit plans and insurance programs.  In lieu of an annual contribution into the defined contribution occupational pension scheme equal to 20% of his base salary, Mr. O’Brien is entitled to receive an amount in cash equal to the amount such annual contribution would have been.

Mr. O’Brien is also subject to a six month post-termination non-competition restriction and a six month post-termination non-solicitation restriction, in addition to perpetual confidentiality and non-disparagement requirements.

Thomas Curnock. We entered into an employment agreement with Mr. Curnock, dated March 23, 2009 (as amended October 31, 2018 and as further amended September 10, 2019), pursuant to which Mr. Curnock serves as our Chief Risk Officer. The employment agreement does not have a fixed term. Mr. Curnock is entitled to receive an annual base salary of $330,000 (which was increased to $420,000, effective as of January 1, 2021) and is eligible to be considered for an annual discretionary bonus with a target equal to 45% of base salary (which was increased to 50% of base salary). In addition, Mr. Curnock is eligible to receive equity awards in accordance with the terms of our long term incentive plan. Mr. Curnock is also eligible to participate in our employee benefit plans and insurance programs.

Following Mr. Curnock’s employment with us, in addition to perpetual confidentiality and non-disparagement restrictive covenants, Mr. Curnock is subject to a six-month post-termination non-competition restriction and a one year post-termination non-solicitation restriction with respect to employees, customers and clients.

Laura Accurso. We entered into an employment agreement with Ms. Accurso, dated as of October 1, 2017 (as amended as of February 18, 2019, September 2, 2019 and May 1, 2020), pursuant to which Ms. Accurso serves as our General Counsel, Corporate Secretary and Chief Compliance Officer. The employment agreement does not have a fixed term. Ms. Accurso is entitled to receive an annual base salary of $500,000 (effective as of April 1, 2020), subject to increase as determined by the Chief Executive Officer, and is eligible to be considered for an annual discretionary bonus with pre-established performance metrics with a target equal to 50% of base salary. In addition, Ms. Accurso is eligible to receive equity awards in accordance with the terms of our long term incentive plan. Ms. Accurso is also eligible to participate in our employee benefit plans and insurance programs.

Following Ms. Accurso’s employment with us, in addition to perpetual confidentiality and non-disparagement restrictive covenants, Ms. Accurso is subject to a six-month post-termination non-competition restriction and a six-month post-termination non-solicitation restriction with respect to employees, customers and clients.

The Stock Incentive Plan

General

On August 12, 2004, we adopted the Greenlight Capital Re, Ltd. 2004 stock incentive plan, or the stock incentive plan, which was amended and restated on August 15, 2005, February 14, 2007, May 4, 2007, April 28, 2010, April 26, 2017 and October 29, 2020.  The general purpose of the stock incentive plan is to enable us and our affiliates to retain the services of eligible employees, directors and consultants through the grant of stock options, stock bonuses and rights to acquire restricted shares (collectively referred to as the awards).

On July 30, 2020, our Board of Directors adopted, subject to shareholder approval, which was obtained on October 29, 2020, an amended and restated stock incentive plan, which increased the number of Class A ordinary shares authorized for issuance under the stock incentive plan by 3.0 million Class A ordinary shares to 8.0 million Class A ordinary shares.

Subject to adjustment in accordance with the terms of the stock incentive plan, 8,000,000 Class A ordinary shares are available for the grant of awards under the stock incentive plan.  As of December 31, 2021, 1,914,627 options and 2,957,097 restricted shares or restricted share units, net of forfeitures, have been granted under the stock incentive plan.

Administration

Our Compensation Committee administers the stock incentive plan and has broad discretion, subject to the terms of the stock incentive plan, to determine which eligible participants will be granted awards, prescribe the terms and conditions of awards, establish rules and regulations for the interpretation and administration of the stock incentive plan and adopt any modifications, procedures or sub-plans that may be necessary or desirable to comply with the laws of foreign countries in which we or our affiliates operate to assure the viability of awards granted under the stock incentive plan.

Options

Options are subject to such terms and conditions as our Compensation Committee deems appropriate.  Our Compensation Committee determines the per share exercise price of options which will not be less than 100% of the fair market value of the Class A ordinary shares on the date of grant.  Options generally expire ten years from the date of grant and vest and become exercisable as determined by our Compensation Committee.

Unless otherwise provided in an individual option agreement and subject to the stock incentive plan’s adjustment provision, a change of control will not affect any options granted under the stock incentive plan.

Restricted Shares and Restricted Share Units

Restricted shares and restricted share units are subject to such terms and conditions as our Compensation Committee deems appropriate as set forth in individual award agreements.  Participants may be entitled to vote the restricted shares while held in our custody.  Participants are not entitled to vote the restricted share units while held. Our Compensation Committee determines the purchase price, if any, of restricted Class A ordinary shares.

 Stock Bonus Awards

Our Compensation Committee may also grant stock bonus awards under the stock incentive plan subject to such terms and conditions as our Compensation Committee deems appropriate.  The stock incentive plan provides that stock bonus awards can be awarded for past service and/or conditioned on continued future services.  In the event that stock bonus awards are subject to continued service conditions, the stock incentive plan provides that a stock bonus award may (but need not) be subject to repurchase by us at par value if the participant does not fully satisfy any continued service conditions established for such stock bonus awards.

Adjustments

Our Compensation Committee will determine the appropriate adjustments to be made in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to an award upon the occurrence of certain events affecting our capitalization such as a dividend or other distribution, recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, spin-off or sale, transfer or disposition of all or substantially all of our assets or stock.  For example, our Compensation Committee may adjust the number of Class A ordinary shares subject to outstanding awards and the exercise price of outstanding options.

Amendment/Termination

Our Board of Directors may amend the stock incentive plan at any time.  Except as provided in the stock incentive plan, no amendment will be effective unless approved by our shareholders to the extent shareholder approval is necessary to satisfy any applicable law or any national securities exchange listing requirement, and no amendment will be made that would adversely affect rights under an award previously granted under the stock incentive plan without the consent of the affected participants.  Our Compensation Committee may suspend or terminate the stock incentive plan at any time.

Unless sooner terminated, the stock incentive plan will terminate on April 27, 2024.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2021

Option Awards								Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Simon Burton	7/6/2017	320,000	160,000	(3)	—	21.20	7/6/2027	—	—	—		—
	3/15/2021	—	—		—	—	—	130,719	1,024,837	—		—
	3/16/2020	—	—		—	—	—	—	—	145,089	(4)	1,137,498
	3/15/2019	—	—		—	—	—	—	—	89,945	(5)	705,169
	3/15/2018	—	—		—	—	—	—	—	30,660	(6)	240,374
Neil Greenspan	3/15/2021	—	—		—	—	—	38,126	298,908	—		—
	3/16/2020	—	—		—	—	—	36,458	285,831	—		—
Patrick O’Brien	3/15/2021	—	—		—	—	—	30,501	239,128	—		—
	3/16/2020	—	—		—	—	—	41,295	323,753	—		—
	3/15/2019	—	—		—	—	—	26,292	206,129	—		—
Laura Accurso	3/15/2021	—	—		—	—	—	21,786	170,802	—		—
	3/16/2020	—	—		—	—	—	42,411	332,502	—		—
	3/15/2019	—	—		—	—	—	23,063	180,814	—		—
Thomas Curnock	3/15/2021	—	—		—	—	—	27,233	213,507	—		—
	3/16/2020	—	—		—	—	—	18,601	145,832	—		—
	3/15/2019	—	—		—	—	—	13,838	108,490	—		—

(1)Reflects grants of restricted shares and restricted share units made pursuant to our stock incentive plan.  All restricted shares and restricted share units are subject to three-year cliff vesting (other than Mr. Burton’s restricted shares noted below) and will vest on the third anniversary of the grant date, generally subject to continued employment through the applicable vesting date.
(2)Assumes a stock price of $7.84 the closing price of the Class A ordinary shares on December 31, 2021, the last business day of the year.
(3)The option became exercisable with respect to 80,000 shares on each of June 30, 2018, June 30, 2019, June 30, 2020, and June 30, 2021. The remaining portion of the option will become exercisable with respect to 80,000 shares each on June 30, 2022 and June 30, 2023, generally subject to his continued employment on each applicable vesting date. Mr. Burton was granted an option to purchase 480,000 Class A ordinary shares on in accordance with the terms of the Burton Employment Agreement.
(4)Mr. Burton was granted 145,089 Class A ordinary restricted shares on March 16, 2020 subject (i) to performance vesting conditions (i.e., the Combined Ratio) measured over the six year period from January 1, 2019 until December 31, 2024 and (ii) generally to continued employment through and including the applicable vesting date (i.e., the fifth anniversary of the date of grant). The Combined Ratio will be determined after the end of the performance prior but prior to March 16, 2025. Accordingly, the actual number of shares earned will be determined following the end of the performance period. The numbers reflected with respect to this award assume achievement of the performance goals at the full target level and also reflect the impact of the Acceleration on July 30, 2020, when 72,545 Class A ordinary shares vested. The remainder of the award is still subject to performance-based vesting criteria.
(5)Mr. Burton was granted 89,945 Class A ordinary restricted shares on March 15, 2019 subject (i) to performance vesting conditions (i.e., the Combined Ratio) measured over the six year period from January 1, 2018 until December 31, 2023 and (ii) generally to continued employment through and including the applicable vesting date (i.e., the fifth anniversary of the date of grant). The Combined Ratio will be determined after the end of the performance prior but prior to March 15, 2024. Accordingly, the actual number of shares earned will be determined following the end of the performance period. The numbers reflected with respect to this award assume achievement of the performance goals at the full target level.
(6)Mr. Burton was granted 30,660 Class A ordinary restricted shares on March 15, 2018 subject (i) to performance vesting conditions (i.e., the Combined Ratio) measured over the five and one-half year period from July 1, 2017 until December 31, 2022 and (ii) generally to continued employment through and including the applicable vesting date (i.e., the fifth anniversary of the date of grant). The Combined Ratio will be determined after the end of the performance prior but prior to March 15, 2023. Accordingly, the actual number of shares earned will be determined following the end of the performance period. The numbers reflected with respect to this award assume achievement of the performance goals at the full target level.

Option Exercises and Stock Vested in Fiscal 2021

The following table provides information regarding the stock awards that vested in 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#) (1)	Value Realized on Vesting ($)
Simon Burton	—	—	—	—
Neil Greenspan	—	—	—	—
Patrick O’Brien	—	—	14,012	128,630
Laura Accurso	—	—	8,104	74,395
Thomas Curnock	—	—	7,862	72,173
__________
(1)Stock Awards Value Realized on Vesting is based upon the closing share price ($9.18) on the business day immediately prior to the date upon which the shares or restricted stock units, as applicable, fully vested (March 15, 2021).

Pension Benefits

None of our NEOs participates in a qualified or non-qualified defined benefit pension plan sponsored by us.

Non-qualified Deferred Compensation in Fiscal Year 2021

None of our NEOs participates in a non-qualified defined contribution or other non-qualified deferred compensation plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

This section describes the potential payments that would be made to the named executive officers under various employment termination scenarios as if they occurred at the end of fiscal year 2021.

Employment Agreements

Burton, Greenspan, Curnock and Accurso Employment Agreements

    In the event that we terminate any of Mr. Burton’s, Mr. Greenspan’s, Mr. Curnock’s or Ms. Accurso’s employment without cause (as defined below) or any of those NEOs terminates his or her employment for good reason (as defined below), we will pay him or her accrued but unpaid base salary, any bonus earned under the terms of the compensation plan for years prior to the year in which the termination occurs, payable in accordance with the terms of such plan, and any accrued but unused vacation pay (collectively, the “Accrued Obligations”) and a pro-rated portion of the target bonus that would have been paid for the year in which his or her employment terminated assuming applicable targets had been achieved, or the Pro-Rated Bonus, as soon as practicable following termination. In addition, we will pay Messrs. Burton, Greenspan and Curnock and Ms. Accurso severance, in general, in twelve substantially equal monthly installments equal to the sum of his or her annual base salary and target bonus assuming targets had been achieved, provided that each such NEO does not breach the restrictive covenants in his or her employment agreement (described above).  Ms. Accurso and her spouse and dependents are entitled to receive health benefits for a period of six months following the termination date in connection with any termination of employment. Any termination of Mr. Burton’s employment by us without cause requires at least 180 days’ prior notice. Any termination of Messrs. Greenspan’s or Curnock’s or Ms. Accurso’s employment by us without cause requires at least 90 days’ prior notice.

    If any of Messrs. Burton’s or Greenspan’s or Ms. Accurso’s employment terminates as a result of his or her death, his or her beneficiary, legal representatives or estate will become entitled to the Accrued Obligations and Pro-Rated Bonus, as soon as practicable following termination, and, as noted above for Ms. Accurso, for her spouse and dependents, health benefits for a period of six months following the termination date. We may terminate any of Mr. Burton’s, Mr. Greenspan’s or Ms. Accurso’s employment if he or she becomes disabled.  If any of Mr. Burton’s, Mr. Greenspan’s or Ms. Accurso’s employment terminates because of disability, he or she will become entitled to the Accrued Obligations and Pro-Rated Bonus, as soon as practicable following termination and, as noted above for Ms. Accurso and her spouse and dependents, health benefits for a period of six months following the termination date.

We may require that Mr. Burton, Mr. Greenspan, Mr. Curnock or Ms. Accurso execute a release of claims against us as a condition for compensation or benefits payable upon any termination of employment (other than the Accrued Obligations).

For purposes of Messrs. Burton’s and Greenspan’s and Ms. Accurso’s employment agreements, “cause” generally means any of the following:

•misconduct on the part of the NEO so serious that we cannot reasonably be expected to take any action other than termination;

•further misconduct on the part of the NEO within 12 months of the issue of a formal written warning in respect of misconduct so serious that we cannot reasonably be expected to tolerate any repetition thereof; and

•a failure by the NEO to commence performance of his or her duties in a satisfactory manner within one month of the issue of a formal written warning in respect thereof.

    For these purposes misconduct includes (but is not limited to):

•habitual drug or alcohol use which impairs the ability of the NEO to perform his or her duties (other than where such drug is prescribed by and administered in accordance with the instructions of a qualified physician);

•commission of a criminal offense in the course of employment (other than a minor traffic offense);

•willful violation of the restrictive covenants set forth in the employment agreement;

•willful failure or refusal to perform duties after a written demand for performance is delivered to the NEO by our Board of Directors that specifically identifies the manner in which our Board of Directors believes that the NEO has failed or refused to perform his or her duties; and

•breach of any material provision of the employment agreement or any policies of the employer entities or any of their affiliates related to conduct which is not cured, if curable, within ten days after written notice.

For purposes of Mr. Curnock’s employment agreement, “cause” means any termination within the scope of sections 52 or 53 of the Labor Law (2011 Revision).

For purposes of these employment agreements, “good reason” generally means, without the NEO’s written consent, any of the following events which is not cured, if curable, within 30 days after the NEO has given notice thereof (which notice must be provided within 30 days after the NEO has knowledge of the occurrence of the event):

•any material and adverse change to the NEO’s title or duties which is inconsistent with his or her duties set forth in the employment agreement;

•a reduction of the NEO’s base salary (or, in the case of Mr. Greenspan, a material reduction); or

•a failure by us to comply with any other material provisions of the employment agreement.

For purposes of Messrs. Burton’s and Greenspan’s and Ms. Accurso’s employment agreements, “disability” generally means if, as a result of incapacity due to physical or mental illness, the NEO is substantially unable to perform his or her duties for an entire period of at least 90 consecutive days or 180 non-consecutive days within any 365-day period.

O’Brien Employment Agreement

    Pursuant to the terms of his employment agreement, except in the case where prior notice (or pay in lieu of notice) is not required (as described below, which includes ill health or other incapacity), Mr. O’Brien’s employment will continue until terminated by not less than six months’ notice in writing given by either party to the other (or such longer period as may be required by law). In the event that we terminate Mr. O’Brien’s employment in circumstances where notice (or pay in lieu of notice) is required and other than in the case of Mr. O’Brien’s death, we will pay him accrued but unpaid base salary, any bonus earned under the terms of the compensation plan for years prior to the year in which the termination occurs, payable in accordance with the terms of such plan, and any accrued but unused vacation pay and, subject to executing a release of claims against us and GRIL, a Pro-Rated Bonus, as soon as practicable following termination. In addition, subject to executing a release of claims against us and GRIL, GRIL will pay Mr. O’Brien severance in twelve substantially equal monthly installments equal to the sum of his annual base salary and target bonus assuming targets had been achieved, provided that he does not willfully breach any of the restrictive covenants in his employment agreement (described above).  If Mr. O’Brien’s employment terminates as a result of his death, his beneficiary, legal representatives or estate will become entitled to accrued but unpaid base salary, any bonus earned under the terms of the compensation plan for years prior to the year in which the termination occurs, payable in accordance with the terms of such plan, any accrued but unused vacation pay and the Pro-Rata Bonus.

    For purposes of Mr. O’Brien’s employment agreement, we are permitted to terminate his employment without notice (or pay in lieu of notice) if he at any time:

•is guilty of dishonesty or other gross misconduct or gross incompetence or willful neglect of duty or commits any other serious breach of his employment agreement;

•acts in any manner (whether in the course of his duties or otherwise) which is likely to bring him, GRIL or us into disrepute or prejudice our or GRIL’s interests;

•becomes bankrupt, the subject of a debt resolution notice, applies for or have made against him a receiving order, or has any order made against him resulting in a voluntary arrangement or personal insolvency;

•is or becomes of unsound mind;

•for an aggregate period of 120 days or more in any period of 12 consecutive months is incapable of performing his duties under his employment agreement by reason of ill health or other incapacity (whether accidental or otherwise);

•is guilty of continuing unsatisfactory conduct or poor performance of his duties after warning from us relating to the same;

•is arrested for, charged with or convicted of any offense other than an offense which in the reasonable opinion of the Board of Directors of GRIL does not affect his position with GRIL;

•resigns as a director of the Company or GRIL without our or GRIL’s consent;

•is subject to a restriction or is disqualified or prohibited by law from being a director of GRIL;

•breaches any material provision in his employment agreement or any of our policies or the policies of GRIL;

•uses drugs or alcohol which impairs his ability to perform his duties under the employment agreement; or

•the Central Bank of Ireland issues a notice to him either suspending him or prohibiting him from acting in his position with the Company.

Stock Incentive Plan and Awards Granted Thereunder

Under the terms of the stock incentive plan, unless an option award provides otherwise, upon termination other than for cause (as defined below), death or disability (as defined below), all unvested options terminate and the participant may exercise his or her vested options within the period ending upon the earlier of three months following termination or ten years from the grant date of the option (i.e., the option’s expiration date).  Unless an option award provides otherwise, upon termination for cause, all vested and unvested options will terminate.  Unless an option award provides otherwise, upon termination for death or disability, all unvested options will terminate, and the vested portion of the option may be exercised for the period ending upon the earlier of twelve months following termination or the option’s expiration date.

Under the terms of the option grant which Mr. Burton received in 2017, any vested portion of the option award will remain exercisable until the expiration date upon our termination of his employment without cause (as defined in his employment agreement), Mr. Burton’s termination of employment for good reason (as defined in his employment agreement) or upon expiration of the employment period where we have failed to offer Mr. Burton continued employment on substantially similar terms. Upon Mr. Burton’s termination due to his death or disability (as defined in his employment agreement, see description above), any unvested portion of the options will terminate and any vested portion of the option will remain exercisable until the expiration date.  If Mr. Burton’s permanently retires from the reinsurance industry, is willing to continue to serve as a member of our Board of Directors and does not resign from our Board of Directors as a result of a conflict of interest (collectively referred to as the “retirement conditions”), the vested portion of the option will remain exercisable until expiration. If after retirement, Mr. Burton subsequently fails to satisfy the retirement conditions, such options will revert to remain exercisable for 90 days after such failure. If we terminate Mr. Burton’s employment for cause all vested and unvested portions of the option will terminate.  If Mr. Burton’s employment terminates under any other circumstances, the unvested portion of the options will terminate and the vested portion will remain exercisable for 90 days, but no later than the expiration date. Upon a change of control (as defined below), any unvested portion of the option will vest immediately.

Under the terms of the restricted share awards granted to Mr. Burton in March of each of 2018, 2019, and 2020, in the event of a termination of Mr. Burton’s employment by the Company without cause (as defined in his employment agreement) (including the Company’s election to not renew the then-current term of the employment agreement on equivalent terms upon the expiration of such term), by Mr. Burton for good reason (as defined in his employment agreement), due to his death or disability (as defined in his employment agreement) or he satisfies the retirement conditions throughout the performance period, in each case, prior to the vesting date, the restricted shares will remain outstanding and subject to the performance vesting conditions, provided that the number of earned restricted shares, if any, will be subject to the Adjusted Measurement. If Mr. Burton’s employment terminates for any other reason on or prior to the vesting date, the unvested restricted shares will be automatically repurchased by the Company for par value and cancelled.

Under the terms of the restricted share award granted to Mr. Burton in March of 2021, in the event of Mr. Burton’s termination due to death or disability or upon the occurrence of a change in control (as defined below), the award will automatically vest.

Under the terms of the restricted share awards granted to each of our NEOs (other than Mr. Burton), the awards will automatically vest upon the executive’s termination of employment due to death or disability or upon the occurrence of a change in control (as defined below).  If the executive’s employment terminates for any other reason (other than in the case of Ms. Accurso as described below), the unvested restricted shares will be automatically repurchased by the Company for par value and cancelled. In addition, in the case of Ms. Accurso, pursuant to the terms of her employment agreement, if her employment is terminated by the Company without cause (as defined in her employment agreement) or by her for good reason (as defined in her employment agreement), her restricted share awards are not cancelled and will remain subject to the vesting conditions.

For purposes of the stock incentive plan, “cause” generally means: if the participant is a party to an employment agreement or other agreement with us or an affiliate and such agreement provides for a definition of cause, the definition contained in the agreement, or, if no such agreement or definition exists, cause means a participant’s:

•material breach of his or her employment agreement or other agreement;

•continued failure to satisfactorily perform assigned job responsibilities or to follow the reasonable instructions of his or her superiors, including, without limitation, our Board of Directors;

•commission of a crime constituting a criminal offense or felony (or its equivalent) or other crime involving moral turpitude; or

•material violation of any material law or regulation or any policy or code of conduct adopted by us or engaging in any other form of misconduct which, if it were made public, could reasonably be expected to adversely affect our or an affiliate’s business reputation or affairs.

For purposes of the stock incentive plan, “disability” generally means, if the participant is a party to an employment agreement or other agreement with us or an affiliate and the agreement provides for a definition of disability, the definition contained in the agreement, or, if no such agreement or definition exists, disability will mean the failure of the participant to perform his duties due to physical or mental incapacity as determined by our Compensation Committee.

For purposes of our stock incentive plan, “change in control” generally means the occurrence of one of the following events: (i) any person or group becomes the beneficial owner, directly or indirectly, of 51% or more of our common stock (measured by voting power rather than number of shares); or (ii) we consolidate or merge with or into any other person or group or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets and the assets of our direct and indirect subsidiaries to any other person or group, in either one transaction or a series of related transactions that occur within six months, other than a consolidation or merger or disposition of assets.

For purposes of the stock option to acquire 480,000 Class A ordinary shares granted to Mr. Burton, “change of control” generally means the occurrence of any of the following events during the period in which the employment agreement remains in effect: (i) the acquisition by any person, entity or group, other than the Company, any of its subsidiaries or other entities controlled by the Company, or any employee benefit plan maintained by the Company or by any of its subsidiaries or other entities controlled by the Company, of beneficial ownership of 55% or more of the total voting power of the Company; or (ii) the Company is merged, combined, consolidated or reorganized with or into another corporation or other legal person (an “acquiring person”), or the Company sells or otherwise transfers all or substantially all of its assets to an acquiring person.

Short Term Incentive Plan

Under the terms of the Short Term Incentive Plan, except as otherwise provided in an employment agreement or offer letter or otherwise determined by the Compensation Committee, a participant must be employed on the last day of the applicable plan year and not have given notice of termination for any reason or received notice of termination by a member of the Greenlight Group for any reason, in any such case, on or prior to the last day of the applicable plan year; provided, however in the event of a termination of the participant’s employment due to death or “disability” on or prior to the last day of the applicable plan year, the participant will be generally be entitled to receive a pro-rata bonus hereunder based on actual performance for the applicable plan year.

For purposes of the Short Term Incentive Plan, the term “disability” generally means, if the participant is a party to any employment agreement or other agreement for services with us and such agreement provides for a definition of disability, the definition therein contained, or, if no such agreement or definition exists, it means the failure of any participant to perform his or her duties due to physical or mental incapacity as determined by the Compensation Committee.

Assuming Mr. Burton’s employment terminated under each of the circumstances described below or a change of control occurred on December 31, 2021, such payments and benefits have an estimated value of:

Event	Pro-Rated Bonus (7) $	Total Cash Severance $	Value of Medical Continuation $	Value of Accelerated Equity $	Total $
Termination without Cause (1)	870,000	1,595,000	N/A	—	2,465,000
Termination for Good Reason (1)	870,000	1,595,000	N/A	—	2,465,000
The Company’s election not to renew the then-current term of the employment agreement on equivalent terms upon the expiration of such term (2)	N/A	N/A	N/A	—	—
Death (3)	870,000	N/A	N/A	1,024,837	1,894,837
Disability (4)	870,000	N/A	N/A	1,024,837	1,894,837
Change of Control (5)	N/A	N/A	N/A	1,024,837	1,024,837
Satisfaction of Retirement Conditions throughout the Performance Period (6)	N/A	N/A	N/A	—	—
__________

(1)The Total Cash Severance is calculated as the sum of base salary ($725,000) and target bonus ($870,000). No amounts are reported in respect of the 30,660, 89,945 and 72,544 (the remaining shares that are subject to vesting following the Acceleration) restricted shares granted on March 15, 2018, March 15, 2019 and March 16, 2020, respectively, which would remain outstanding and eligible to vest subject to the performance vesting provisions in connection with a termination by the Company without cause or by Mr. Burton for good reason, in each case, prior to the vesting date, as the performance period has not concluded and, therefore, it cannot be determined as to whether the shares will vest.
(2)No amounts are reported in respect of the 30,660, 89,945 and 72,544 (the remaining shares that are subject to vesting following the Acceleration) restricted shares granted on March 15, 2018, March 15, 2019 and March 16, 2020, respectively, which would remain outstanding and eligible to vest subject to the performance vesting provisions in connection with the Company’s election not to renew the then-current term of the employment agreement on equivalent terms upon the expiration of such term prior to the vesting date, as the performance period has not concluded and, therefore, it cannot be determined as to whether the shares will vest.
(3)No amounts are reported in respect of the 30,660, 89,945 and 72,544 (the remaining shares that are subject to vesting following the Acceleration) restricted shares granted on March 15, 2018, March 15, 2019 and March 16, 2020, respectively, which would remain outstanding and eligible to vest subject to the performance vesting provisions in connection with a termination due to death prior to the vesting date, as the performance period has not concluded and, therefore, it cannot be determined as to whether the shares will vest. The value is calculated as the fair market value of the 130,719 restricted shares, granted March 15, 2021, subject to accelerated vesting if a termination due to death or disability or a change in control occurred, in each case, on December 31, 2021 and using a share price of $7.84, the closing share price on December 31, 2021, the last business day of the year.
(4)No amounts are reported in respect of the 30,660, 89,945 and 72,544 (the remaining shares that are subject to vesting following the Acceleration) restricted shares granted on March 15, 2018, March 15, 2019 and March 16, 2020, respectively, which would remain outstanding and eligible to vest subject to the performance vesting provisions in connection with a termination due to disability prior to the vesting date, as the performance period has not concluded and, therefore, it cannot be determined as to whether the shares will vest. The value is calculated as the fair market value of the 130,719 restricted shares, granted March 15, 2021, subject to accelerated vesting if a termination due to death or disability or a change in control occurred, in each case, on December 31, 2021 and using a share price of $7.84, the closing share price on December 31, 2021, the last business day of the year.
(5)No amounts are reported in respect of the vesting in connection with a Change of Control of the options granted on July 1, 2017 as there was no “spread” value with respect to such options (i.e., the exercise price exceeded the fair market value on December 31, 2021, the last business day of the year). The value is calculated as the fair market value of the 130,719 restricted shares, granted March 15, 2021, subject to accelerated vesting if a termination due to death or disability or a change in control occurred, in each case, on December 31, 2021 and using a share price of $7.84, the closing share price on December 31, 2021, the last business day of the year.
(6)No amounts are reported in respect of the 30,660, 89,945 and 72,544 (the remaining shares that are subject to vesting following the Acceleration) restricted shares granted on March 15, 2018, March 15, 2019 and March 16, 2020,

respectively, which would remain outstanding and eligible to vest subject to the performance vesting provisions as a result of the satisfaction of the retirement conditions throughout the performance period, as the performance period has not concluded and, therefore, it cannot be determined as to whether the shares will vest.
(7)The Pro-Rated Bonus is calculated as 120% of base salary.

Assuming Mr. Greenspan’s employment terminated under each of the circumstances described below or a change in control occurred on December 31, 2021, such payments and benefits have an estimated value of:

Event	Pro-Rated Bonus (3) $	Total Cash Severance $	Value of Medical Continuation $	Value of Accelerated Equity (4) $	Total $
Termination without Cause (1)	250,000	750,000	N/A	N/A	1,000,000
Termination for Good Reason (2)	250,000	750,000	N/A	N/A	1,000,000
Death	250,000	N/A	N/A	584,739	834,739
Disability	250,000	N/A	N/A	584,739	834,739
Change in Control	N/A	N/A	N/A	584,739	584,739
__________
(1)The Total Cash Severance is calculated as the sum of base salary ($500,000) and target bonus ($250,000).
(2)The Total Cash Severance is calculated as the sum of base salary ($500,000) and target bonus ($250,000).
(3)The Pro-Rated Bonus is calculated as 50% of base salary.
(4)The Value of Accelerated Equity is calculated as the fair market value of the 74,584 restricted shares subject to accelerated vesting if a termination due to death or disability or a change in control occurred, in each case, on December 31, 2021 and using a share price of $7.84, the closing share price on December 31, 2021, the last business day of the year.

Assuming Mr. O’Brien’s employment terminated under each of the circumstances described below or a change in control occurred on December 31, 2021, such payments and benefits have an estimated value of:

Event (2)	Pro-Rated Bonus (3) $	Total Cash Severance $	Value of Medical Continuation $	Value of Accelerated Equity (4) $	Total $
Termination with prior notice (1)	265,500	708,000	N/A	N/A	973,500
Death	265,500	N/A	N/A	769,010	1,034,510
Disability	213,728	N/A	N/A	769,010	982,738
Change in Control	N/A	N/A	N/A	769,010	769,010
__________

(1)The Total Cash Severance is calculated as the sum of base salary ($442,500) and target bonus ($265,500).
(2)As Mr. O’Brien is based in Ireland, his cash compensation is generally paid to him in Euros rather than United States dollars. The Total Cash Severance is based on an average conversion rate for 2021, which was $1.18 United States dollars per Euro.
(3)The Pro-Rated Bonus upon a termination without prior notice or due to death is calculated as 60% of base salary pursuant to Mr. O’Brien’s employment agreement. The Pro-Rated Bonus upon a termination of employment due to disability reflects the amount earned in respect of the 2021 plan year.
(4)The Value of Accelerated Equity is calculated as the fair market value of the 98,088 restricted share units subject to accelerated vesting if a termination due to death or disability or a change in control occurred, in each case, on December 31, 2021 and using a share price of $7.84, the closing share price on December 31, 2021, the last business day of the year.

Assuming Ms. Accurso’s employment terminated under each of the circumstances described below or a change in control occurred on December 31, 2021, such payments and benefits have an estimated value of:

Event	Pro-Rated Bonus (3) $	Total Cash Severance $	Value of Medical Continuation $	Value of Accelerated Equity (4) $	Total $
Termination without Cause(1)	250,000	750,000	21,206	684,118	1,705,324
Termination for Good Reason (2)	250,000	750,000	21,206	684,118	1,705,324
Termination without Good Reason/for Cause	N/A	N/A	21,206	N/A	21,206
Death	250,000	N/A	21,206	684,118	955,324
Disability	250,000	N/A	21,206	684,118	955,324
Change in Control	N/A	N/A	N/A	684,118	684,118
__________

(1)The Total Cash Severance is calculated as the sum of base salary ($500,000) and target bonus ($250,000).
(2)The Total Cash Severance is calculated as the sum of base salary ($500,000) and target bonus ($250,000).
(3)The Pro-Rated Bonus is calculated as 50% of base salary.
(4)The Value of Accelerated Equity is calculated as the fair market value of the 87,260 restricted shares subject to the accelerated vesting if a termination due to death or disability or a change in control occurred, in each case, on December 31, 2021 and using a share price of $7.84, the closing share price on December 31, 2021, the last business day of the year. In connection with a termination by the Company without cause or by Ms. Accurso for good reason where the awards are not cancelled and remain subject to the vesting conditions, the amount reflected above assumes that the fair market value on the actual date of vesting is the same as the closing share price on December 31, 2021.

Assuming Mr. Curnock’s employment terminated under each of the circumstances described below or a change in control occurred on December 31, 2021, such payments and benefits have an estimated value of:

Event	Pro-Rated Bonus (3) $	Total Cash Severance $	Value of Medical Continuation $	Value of Accelerated Equity (4) $	Total $
Termination without Cause (1)	210,000	630,000	N/A	N/A	840,000
Termination for Good Reason (2)	210,000	630,000	N/A	N/A	840,000
Death	169,050	N/A	N/A	467,828	636,878
Disability	169,050	N/A	N/A	467,828	636,878
Change in Control	N/A	N/A	N/A	467,828	467,828

__________

(1)The Total Cash Severance is calculated as the sum of base salary ($420,000) and target bonus ($210,000).
(2)The Total Cash Severance is calculated as the sum of base salary ($420,000) and target bonus ($210,000).
(3)The Pro-Rated Bonus upon a termination of employment without cause or for good reason is calculated as 50% of base salary pursuant to Mr. Curnock’s employment agreement. The Pro-Rated Bonus upon a termination of employment due to death or disability reflects the amount earned in respect of the 2021 plan year.
(4)The Value of Accelerated Equity is calculated as the fair market value of the 59,672 restricted shares subject to accelerated vesting if a termination due to death or disability or a change in control occurred, in each case, on December 31, 2021 and using a share price of $7.84, the closing share price on December 31, 2021, the last business day of the year.

2021 Pay Ratio

    As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Burton, our Chief Executive Officer (our “CEO”).

For 2021, our last completed fiscal year:
    a) the median of the annual total compensation of all our employees (other than our CEO) was $212,831; and
    b) the total annualized compensation of our CEO was $3,114,210.
    Based on this information, for 2021, the ratio of the total annualized compensation of Mr. Burton, our CEO, to the median of the annual total compensation of all employees was 14.6 to 1.0.

    To identify the median employee in 2021, we took the following steps:

i.We selected December 31, 2021, which we refer to as the determination date, which is within the last three months of 2021, as the date upon which we would identify the “median employee.”
ii.We identified the median employee by examining the annual total compensation for 2021, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, of each of our employees employed as of December 31, 2021. For those employees who joined the Company during 2021 the total compensation was annualized as if they had been employed for the entire year. We calculated the total compensation for each employee in the same manner as the “Total Compensation” shown for our NEOs in the “Summary Compensation Table”, including converting currencies of our employees in Ireland into United States dollars based on an average conversion rate for 2021 which was $1.18, where applicable and including converting currencies of our employee in the United Kingdom into United States dollars based on an average conversion rate for 2021 which was $1.38, where applicable. We determined the compensation of our median employee by ranking the annual total compensation of all employees, except for our CEO, and selecting the median employee based on their total compensation.

Equity Compensation Plan Information
The following table provides information as of December 31, 2021 with respect to the Company’s Class A ordinary shares that may be issued upon the exercise of options, warrants and restricted share units granted to employees, consultants or members of our  Board of Directors under all of our existing compensation plans, including the 2004 stock incentive plan, each as amended.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	735,627	(1)	$22.35	3,128,276	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	735,627	(1)	$22.35	3,128,276	(2)
__________

(1)Includes 735,627 Class A ordinary shares issuable upon the exercise of options and restricted share units that were outstanding under the stock incentive plan as of December 31, 2021.
(2)Represents the difference between the number of securities issuable under the stock incentive plan (8,000,000) and the number of securities issued under the stock incentive plan as of December 31, 2021 (4,871,724). The number of securities issued under the stock incentive plan consists of options to acquire 1,914,627 Class A ordinary shares and 2,957,097 issued shares or share units.

Compensation Committee Interlocks and Insider Participation

The individuals who served as members of the Compensation Committee during all or a portion of the year ended December 31, 2021 were Messrs. Isaacs, Platt, Murphy and Ms. Foley, each of whom the Board of Directors deemed to be independent in accordance with the director independence standards of the Nasdaq stock market rules. Mr. Goldberg, whom the Board of Directors deemed to be independent in accordance with the director independence standards of the Nasdaq stock market rules, served as an interim member of the Compensation Committee from May 4, 2021 to December 15, 2021. Mr. Goldberg was replaced by Ms. Foley who joined the Board on July 31, 2021 and the Compensation Committee on December 15, 2021. No member of the Compensation Committee (other than the interim member) was, during 2021, or had previously been, an executive officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. During fiscal year 2021, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Board or Compensation Committee.

AUDIT COMMITTEE REPORT

Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements and the public reporting process.  The Audit Committee’s primary purpose is to assist the Board of Directors in fulfilling its responsibilities to oversee the participation of management in the financial reporting process and the role and responsibilities of the independent auditors.

In performing its oversight role in connection with the audit of the Company’s consolidated financial statements for the year ended December 31, 2021, the Audit Committee has:

1.           reviewed and discussed the audited consolidated financial statements with management;

2.           discussed with the independent auditors the matters required to be discussed by rules adopted by the Public Company Accounting Oversight Board; and

3.           received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the independent auditors the independent auditors’ independence.

Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by management and the independent auditors, the Audit Committee recommended to the Board of Directors that the December 31, 2021 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

The Audit Committee

    Alan Brooks (Chair)
    Johnny Ferrari
    Ursuline Foley

Independent Public Accountant Fees and Services

Audit Fees

The aggregate amount of fees billed by BDO USA, LLP and its international affiliates, or BDO, for professional services rendered for (1) the audit of our financial statements during the fiscal years ended December 31, 2021 and 2020; (2) the review of the financial statements included in our Quarterly Reports on Form 10-Q in 2021 and 2020; (3) the 2021 and 2020 audits of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and (4) services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements, were, for BDO, approximately $505,872 and $477,891 for the fiscal years ended December 31, 2021 and 2020, respectively.

Audit-Related Fees

The Company did not incur any audit-related fees billed by BDO during the fiscal years ended December 31, 2021 and 2020.

Tax Fees

The Company did not incur any tax fees billed by BDO during the fiscal years ended December 31, 2021 and 2020.

All Other Fees

The Company did not incur any other fees billed by BDO during the fiscal years ended December 31, 2021 and 2020.

Audit Committee’s Pre-Approval Policies and Procedures

Our Audit Committee charter includes our policy regarding the approval of audit and non-audit services performed by our independent auditors.  The Audit Committee is responsible for retaining and evaluating the independent auditors’ qualifications, performance and independence.  The Audit Committee pre-approves all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditors, subject to such exceptions for non-audit services as permitted by applicable laws and regulations.  The Audit Committee may delegate this authority to a subcommittee consisting of one or more Audit Committee members, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next meeting. The Audit Committee approved all professional services provided to us by BDO and Deloitte during 2021.

PRINCIPAL SHAREHOLDERS

The following table shows information known to us with respect to the beneficial ownership of both classes of our ordinary shares as of April 27, 2022 for:

•each person or group who beneficially owns more than 5% of each class of our ordinary shares;

•each of our NEOs, Messrs. Burton, Greenspan, Curnock, and O’Brien and Ms. Accurso;

•each of our directors; and

•all of our directors and executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power.  Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all ordinary shares held by them.  Class A ordinary shares subject to options currently exercisable or exercisable within 60 days of April 27, 2022, and not subject to repurchase as of that date, are deemed to be outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed to be outstanding for calculating the percentage of any other person.

Applicable percentage ownership in the following table is based on 28,466,516 Class A ordinary shares and 6,254,715 Class B ordinary shares outstanding as of April 27, 2022.  Unless otherwise indicated, the address of each of the named individuals is c/o Greenlight Capital Re, Ltd., 65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110, Grand Cayman, KY1-1205, Cayman Islands.

Name and address of beneficial owner		Beneficial ownership of principal shareholders
		Number of Class A Ordinary Shares	%	Number of Class B Ordinary Shares	%
David Einhorn	(1)	—	—%	6,254,715	100.00%
Blackrock, Inc.	(2)	1,962,986	6.90%
Morgan Stanley	(3)	1,727,408	6.07%
Orchard Capital Management, LLC	(4)	1,448,484	5.09%
Dimensional Fund Advisors LP	(5)	1,412,367	4.96%
Simon Burton	(6)	1,108,202	3.85%
Neil Greenspan	(7)	160,288	*
Patrick O'Brien	(8)	45,280	*
Laura Accurso	(9)	143,942	*
Thomas Curnock	(10)	156,883	*
Alan Brooks	(11)	173,412	*
Johnny Ferrari	(12)	9,263	*
Ursuline Foley	(13)	9,263	*
Leonard Goldberg	(14)	291,888	1.02%
Victoria Guest	(15)	9,263	*
Ian Isaacs	(16)	134,957	*
Bryan Murphy	(17)	125,733	*
Joseph Platt	(18)	175,411	*

All directors and executive officers as a group (14 persons)		2,543,785	8.82%	6,254,715	100.00%

*	Represents less than 1% of the outstanding ordinary shares.

(1)Mr. Einhorn, together with his affiliates, is limited to voting the number of Class B ordinary shares equal to 9.5% of the total voting power of the total issued and outstanding ordinary shares. Mr. Einhorn owns 4,864,227 Class B ordinary shares directly. Mr. Einhorn also retains beneficial ownership of 1,390,488 Class B ordinary shares held by the David M. Einhorn 2021-07 Family Trust. Mr. Einhorn has appointed Mr. Roitman as his alternate director. Mr. Roitman has beneficial ownership of 380,000 Class A ordinary shares. If Mr. Roitman’s Class A ordinary shares were included in the total shares held by the directors and NEOs, such number would be 2,923,785 shares, or 10.14%.
(2)BlackRock, Inc.’s beneficial ownership is based on a Schedule 13G/A filed on February 3, 2022.  The business address for BlackRock Inc. is 55 East 52nd Street, New York, NY 10022.
(3)Morgan Stanley’s beneficial ownership is based on a Schedule 13G/A filed on February 10, 2022.  The business address for Morgan Stanley is 1585 Broadway New York, NY 10036.
(4)Orchard Capital Management, LLC’s beneficial ownership is based on a Schedule 13G filed on February 18, 2022. The business address for Orchard Capital Management, LLC is 400 N. Michigan Avenue, Suite 560, Chicago, IL 60611.
(5)Dimensional Fund Advisors LP’s beneficial ownership is based on a Schedule 13G/A filed on February 8, 2022. The business address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas, 78746.
(6)Includes 715,657 restricted shares subject to performance conditions and forfeiture. In addition, Mr. Burton owns options to purchase 480,000 Class A ordinary shares, which options vest in six equal annual installments beginning on the first anniversary following the grant date of June 30, 2017. 320,000 options are currently exercisable or exercisable within 60 days of April 27, 2022.
(7)Includes 160,288 restricted shares subject to forfeiture.
(8)Mr. O’Brien also owns 156,718 restricted share units. Since these restricted share units do not have any voting or disposition rights until they vest and none vest within 60 days of April 27, 2022, these shareholdings are not reported.
(9)Includes 100,927 restricted shares subject to forfeiture.
(10)Includes 117,825 restricted shares subject to forfeiture.
(11)Includes 11,745 restricted shares subject to forfeiture.
(12)Includes 9,263 restricted shares subject to forfeiture.
(13)Includes 9,263 restricted shares subject to forfeiture.
(14)Includes 11,745 restricted shares subject to forfeiture. Includes 42,250 Class A ordinary shares subject to options held by Mr. Goldberg. Mr. Goldberg owns 202,768 Class A ordinary shares directly and also retains beneficial ownership of 22,870 Class A ordinary shares held by the Leonard R. Goldberg 2007 Family Trust and 24,000 Class A ordinary shares held in a spousal revocable trust.
(15)Includes 9,263 restricted shares subject to forfeiture.
(16)Includes 11,745 restricted shares subject to forfeiture. Includes 25,000 Class A ordinary shares held by a living trust and 25,000 Class A ordinary shares held in an IRA. Mr. Isaacs has pledged 15,000 Class A ordinary shares of his unrestricted shares.
(17)Includes 11,745 restricted shares subject to forfeiture.
(18)Includes 55,000 Class A ordinary shares held by a partnership of which Mr. Platt is the general partner.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that our directors, executive officers and the persons who beneficially own more than 10% of our ordinary shares file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the SEC.  Executive officers, directors and greater than 10% shareholders are required by regulations promulgated by the SEC to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on the reports received by us and on the written representations of the reporting persons, we believe that no director, executive officer or greater than 10% shareholder failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during, or with respect to, fiscal year 2021.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Related-Party Transaction Policy and Audit Committee Charter

We have established a written related-party transaction policy which provides procedures for the review of transactions in excess of $120,000 in any year between us and any covered person having a direct or indirect material interest, subject to certain exceptions.  Covered persons include any director, executive officer, director nominee, 5% shareholder or any immediate family members of the foregoing.  Any such related-party transactions shall require advance approval by a majority of our independent directors or a majority of the members of a committee constituted solely of our independent directors.  In addition, our Audit Committee charter provides that the Audit Committee will review and approve all related-party transactions.

Limited Partnership Agreement

On September 1, 2018, the Company entered into a Limited Partnership Agreement, or the LPA, with Solasglas Investments, LP, which we refer to as SILP, with DME Advisors II, LLC, which we refer to as DME II, as General Partner. DME II and DME Advisors, LP, which we refer to as DME Advisors, are related parties and are controlled by David Einhorn, the Chair of the Board, the President and Portfolio Manager of Greenlight Capital, Inc., and the beneficial owner of all of the issued and outstanding Class B ordinary shares. During the year ended December 31, 2018, the Company transferred rights to $366.3 million of net investments from Greenlight Re and GRIL’s joint venture, or the Joint Venture, investment accounts to SILP in exchange for limited partnership interests of the same amount, resulting in no net gain or loss.

DME II receives a performance allocation equal to (with capitalized terms having the meaning provided under the LPA) (a) 10% of the portion of the Positive Performance Change for each limited partner’s capital account that is less than or equal to the positive balance in such limited partner’s Carryforward Account, plus (b) 20% of the portion of the Positive Performance Change for each limited partner’s capital account that exceeds the positive balance in such limited partner’s Carryforward Account. The Carryforward Account for Greenlight Re and GRIL include the amount of losses that were to be recouped under the Joint Venture as well as any loss generated on the assets invested in SILP, subject to adjustments for redemptions. The loss carry forward provision contained in the LPA allows DME II to earn reduced performance allocation of 10% of profits in any year subsequent to any years in which SILP has incurred a loss, until all losses are recouped and an additional amount equal to 150% of the loss is earned. For the year ended December 31, 2021, the Company’s investment income from SILP included performance allocation to DME II of $2.0 million.

On September 1, 2018, SILP entered into an investment advisory agreement, or the IAA, with DME Advisors which entitles DME Advisors to a monthly management fee equal to 0.125% (1.5% on an annual basis) of each limited partner’s Investment Portfolio, as provided in the LPA. The IAA has an initial term ending on August 31, 2023 subject to automatic extension for successive three-year terms. For the year ended December 31, 2021, the Company’s investment income from SILP included management fees paid by SILP to DME Advisors of $3.5 million (2020: $2.8 million).

On February 26, 2019, effective as of September 1, 2018, the Company entered into Amendment No. 1 to the LPA. The amendment was intended to revise the mechanics for calculating the Carryforward Account and Performance Allocation (as defined in the LPA) to take into account withdrawals from and subsequent recontributions of capital to SILP, consistent with the treatment under the Joint Venture.

On August 5, 2020, in connection with the investments by Greenlight Re and GRIL in SILP, pursuant to the LPA, the Company entered into an amended and restated letter agreement, the Letter Agreement, with DME Advisors and DME II whereby from July 1, 2020 until such date on which neither Greenlight Re nor GRIL is a limited partner in the Partnership, or as further modified by agreement of the parties: (a) the Deployed GLRE Investment Portfolio (as defined in the Letter Agreement) shall not exceed an amount equal to 50% of the GLRE Surplus (as defined in the Letter Agreement); (b) in the event that the Deployed GLRE Investment Portfolio exceeds 50% of the GLRE Surplus, which we refer to as Excess Assets, DME II and the DME Advisors will use their respective commercially reasonable efforts to promptly liquidate positions in Excess Assets to Non-Risk Assets (as defined in the Letter Agreement) as may be necessary to comply with the preceding paragraph (a); and (c) until June 30, 2021, Non-Risk Assets will not be subject to any Management Fee (as defined in the LPA) or Performance Allocation (as defined in the LPA).

On January 7, 2021, the Company, Greenlight Re, GRIL and DME II entered into the Second Amended and Restated Exempted Limited Partnership Agreement, effective as of January 1, 2021, or the Second Restated LPA. The Second Restated LPA amended, restated, superseded and incorporated all material terms of the Letter Agreement and was intended to amend certain definitions in the LPA, including “Additional Investment Ratio”, “Greenlight Re Surplus” and the “GRIL Surplus”. In addition, the Second Restated LPA amended Section 4.1(c) to incorporate the requirement to limit the size of any Partner’s Investment Portfolio (as defined in the Second Restated LPA) and amended each of Schedule 4.1(c)-1 (the Greenlight Re Guidelines) and Schedule 4.1(c)-2 (the GRIL Guidelines) to reflect the amended investment guidelines adopted by the board of directors of Greenlight Re and GRIL, respectively, effective as of January 1, 2021.

Pursuant to the Second Restated LPA and the IAA, the Company has agreed to indemnify DME II and DME Advisors for any expense, loss, liability or damage arising out of any claim asserted or threatened in connection with DME Advisors serving as SILP’s investment advisor. The Company will reimburse DME, DME II and DME Advisors for reasonable costs and expenses of investigating and/or defending such claims, provided such claims were not caused due to gross negligence, breach of contract or misrepresentation by DME II or DME Advisors. For the year ended December 31, 2020, there were no indemnification payments payable or paid by the Company.

In accordance with the Second Restated LPA, either of Greenlight Re or GRIL may voluntarily withdraw all or part of its Capital Account for its operating needs by giving DME II at least 3 business days notice. In addition, either of Greenlight Re or GRIL may withdraw as a partner and fully withdraw all of its Capital Account from SILP on 3 business days notice if the Board of Greenlight Re or GRIL, as applicable, declares that a cause for withdrawal exists as per the LPA.

Service Agreement

The Company has entered into a service agreement with DME Advisors, which was amended in August 2007 and October 2007, pursuant to which DME Advisors provides investor relations services to the Company for compensation of $5,000 per month (plus expenses). The service agreement had an initial term of one year and continues for sequential one-year periods until terminated by either the Company or DME Advisors. Either party may terminate the service agreement for any reason with 30 days prior written notice to the other party.

For the year ended December 31, 2021, the Company incurred expenses of $60,000 to DME Advisors for investor relations services.

Shareholders’ Agreement

Pursuant to the Company’s Shareholders’ Agreement, Greenlight Capital Investors, LLC, which we refer to as GCI, had the right to unlimited demand registration rights once we are eligible to use Form S-3 (or similar short form registration statements).  GCI assigned its demand registration rights under the Shareholders’ Agreement, with our consent, to David Einhorn on January 3, 2007.  Mr. Einhorn has registration rights for all of his Class B ordinary shares, including those acquired in a private placement in May 2007, as contemplated under the Shareholders’ Agreement. On June 30, 2021, the Company entered in Amendment No. 2 to the Shareholders’ Agreement to extend the expiration date of the Shareholders’ Agreement to June 30, 2024.

Collateral Assets Investment Management Agreement

Effective January 1, 2019, the Company (and certain subsidiaries) entered into a collateral assets investment management agreement, or the CMA, with DME Advisors, pursuant to which DME Advisors manages certain assets of the Company that are not subject to the SILP LPA and are held by the Company to provide collateral required by the cedents in the form of trust accounts and letters of credit. In accordance with the CMA, DME Advisors receives no fees and is required to comply with the collateral investment guidelines. The CMA can be terminated by any of the parties upon 30 days’ prior written notice to the other parties.

Green Brick Partners, Inc.
David Einhorn also serves as the Chair of the Board of Directors of Green Brick Partners, Inc., or GRBK, a publicly traded company. As of December 31, 2021, SILP, along with certain affiliates of DME Advisors, collectively owned 34.3% of the issued and outstanding common shares of GRBK. Under applicable securities laws, DME Advisors may be limited at times in its ability to trade GRBK shares on behalf of SILP.

OTHER MATTERS

Neither the Board of Directors nor management intends to bring before the Meeting any business other than the matters referred to in the Notice of Annual General Meeting of Shareholders and this Proxy Statement.  If any other business should come properly before the Meeting, or any adjournment or postponement thereof, the proxy holders will vote on such matters at their discretion.

ADDITIONAL INFORMATION

Other Action at the Meeting

As of the date of this Proxy Statement, the Company has no knowledge of any business, other than described herein and customary procedural matters, which will be presented for consideration at the Meeting.  In the event any other business is properly presented at the Meeting, the persons named in the accompanying proxy may, but will not be obligated to, vote such proxy in accordance with their judgment on such business.

Shareholder Proposals for the Annual General Meeting of Shareholders in 2023

Shareholder Proposals for Inclusion in Proxy Statement

Pursuant to Rule 14a-8 of the Exchange Act, shareholder proposals must be received in writing by the Secretary of the Company no later than 120 days prior to the date of the Company’s proxy statement released to shareholders in connection with the Company’s previous year’s annual meeting of shareholders and must comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to the Annual General Meeting of Shareholders in 2023.  The Company believes that shareholder proposals received by December 29, 2022 would be considered timely for inclusion in the Company’s Proxy Statement for the Annual General Meeting of Shareholders in 2023, or the 2023 Proxy Statement.  Such proposals should be directed to the attention of the Secretary, Greenlight Capital Re, Ltd.

Shareholder Proposals for Presentation at Meeting

Pursuant to the Company’s Articles, any shareholder proposal for the Annual General Meeting of Shareholders in 2023, or the 2023 Meeting, other than with respect to a nominee for election as a director, which is submitted outside the processes of Rule 14a-8 and is therefore not submitted for inclusion in next year’s proxy statement, shall be considered untimely unless received by the Secretary in writing no later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual general meeting. As a result, such shareholder proposals must be received no earlier than March 28, 2023 and no later than April 27, 2023 to be considered timely.  Such proposals should be directed to the attention of the Secretary, Greenlight Capital Re, Ltd. If a shareholder proposal is introduced at the 2023 Meeting without any discussion of the proposal in the 2023 Proxy Statement and the shareholder does not notify the Company on a timely basis, in accordance with Cayman Islands corporate law, of the intent to raise such proposal at the 2023 Meeting, then proxies received by the Company for the 2023 Meeting will be voted by the persons named as such proxies in their discretion with respect to such proposal.

Shareholder Proposals regarding Director Nominees

Pursuant to the Company’s Articles, any shareholders’ proposal with respect to the nomination of a person for election as a director at the 2023 Meeting must be received no later than 120 days prior to the date of such annual general meeting to be considered timely. Such proposal must otherwise comply with the advance notice procedures and other provisions set forth in the Articles in order for such nominations to be properly brought before the 2023 Meeting.

Costs of Solicitation

The entire cost of this proxy solicitation will be borne by the Company, including expenses in connection with preparing, assembly, printing and mailing proxy solicitation materials.  In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile, electronic communication, in person or via the Internet, although no compensation will be paid for such solicitation.  We will pay additional fees in the event we agree to have Computershare, Inc. aid in the solicitation of proxies.

By Order of the Board of Directors,
/s/ Simon Burton
Simon Burton
Chief Executive Officer
April 28, 2022
Grand Cayman, Cayman Islands

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q: What is the purpose of the Meeting?
A: At the Annual Meeting, our stockholders will act upon the proposals described in this proxy statement.
____________________________________
Q: What is the difference between holding shares as a shareholder of record, a registered shareholder and as a beneficial owner of shares?
A: Shareholder of Record or Registered Shareholder. If your ordinary shares are registered directly in your name with our transfer agent, Computershare, you are considered a “shareholder of record” or a “registered shareholder” of those shares.
Beneficial Owner of Shares. If your shares are held in an account at a bank, brokerage firm or other similar organization, then you are a beneficial owner of shares held in “street name.” In that case, you will have received these proxy materials from the bank, brokerage firms or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm or similar organization how to vote the shares held in your account.
____________________________________
Q: Who is paying for this proxy solicitation?
A: The Company is paying the costs of the solicitation of proxies. Proxies may be solicited on behalf of the Company by our directors, officers, employees or agents in person or by telephone, facsimile or other other electronic means. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries, upon request, for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock. Additionally, we have retained MacKenzie Partners, Inc. as an outside proxy solicitation firm to assist us with the solicitation of proxies. The Company will pay the proxy solicitor approximately $15,000, plus reimbursement for reasonably out-of-pocket expenses. Solicitation will be primarily through the use of the U.S. Postal Service and the Internet and by telephone.
____________________________________

Q: How do I revoke my proxy?
A: A shareholder giving a proxy has the power to revoke it at any time before it is voted up until one hour before the meeting by providing written notice to the Secretary of the Company, by delivering a later-dated proxy or by voting in person at the Annual Meeting.
____________________________________
Q: Who can vote at the Meeting?
A: All shareholders as of the Record Date, are entitled to vote at the Annual Meeting.
____________________________________
Q: Who all may attend the Meeting?
A: If you are a shareholder of record, you may:
•Vote in person- you may come to the Annual Meeting and cast your vote in person;
•Vote by mail- mark, sign and date your proxy card and return it in the postage-paid envelope;
•Vote via the Internet- at www.proxyvote.com; or
•Vote via telephone- at 1-800-690-6903.
If you are not a shareholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares.
____________________________________
Q: What is the quorum requirement for the Annual Meeting?
A: The attendance of two of more persons representing, in person or by proxy, more than 50% of the issued and outstanding ordinary shares as of the Record Date is necessary to constitute a quorum at the Meeting.
____________________________________
Q: When will the Company announce the voting results?
A: We will announce the preliminary voting results at the Meeting. The Company will report the final results on our website and in a Current Report on Form 8-K filed with the SEC within four business days of the Meeting.
____________________________________

GREENLIGHT RE

VOTE

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# Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## A Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 7.

| | For | Against | Abstain | | For | Against | Abstain | | For | Against | Abstain |
|---|---|---|---|---|---|---|---|---|---|---|---|
| 1a - Simon Burton | ☐ | ☐ | ☐ | 1b - David Einhorn | ☐ | ☐ | ☐ | 1c - Johnny Ferrari | ☐ | ☐ | ☐ |
| 1d - Ursuline Foley | ☐ | ☐ | ☐ | 1e - Leonard Goldberg | ☐ | ☐ | ☐ | 1f - Victoria Guest | ☐ | ☐ | ☐ |
| 1g - Ian Isaacs | ☐ | ☐ | ☐ | 1h - Bryan Murphy | ☐ | ☐ | ☐ | 1i - Joseph Platt | ☐ | ☐ | ☐ |

| | For | Against | Abstain | | For | Against | Abstain | | For | Against | Abstain |
|---|---|---|---|---|---|---|---|---|---|---|---|
| 2a - Simon Burton | ☐ | ☐ | ☐ | 2b - David Einhorn | ☐ | ☐ | ☐ | 2c - Johnny Ferrari | ☐ | ☐ | ☐ |
| 2d - Ursuline Foley | ☐ | ☐ | ☐ | 2e - Leonard Goldberg | ☐ | ☐ | ☐ | 2f - Victoria Guest | ☐ | ☐ | ☐ |
| 2g - Ian Isaacs | ☐ | ☐ | ☐ | 2h - Bryan Murphy | ☐ | ☐ | ☐ | 2i - Joseph Platt | ☐ | ☐ | ☐ |

| | For | Against | Abstain | | For | Against | Abstain | | For | Against | Abstain |
|---|---|---|---|---|---|---|---|---|---|---|---|
| 3a - Michael Brady | ☐ | ☐ | ☐ | 3b - Lesley Caslin | ☐ | ☐ | ☐ | 3c - Neil Greenspan | ☐ | ☐ | ☐ |
| 3d - Bryan Murphy | ☐ | ☐ | ☐ | 3e - Patrick O'Brien | ☐ | ☐ | ☐ | 3f - Daniel Roitman | ☐ | ☐ | ☐ |

1 U P X

03MSMD

## Proxy — Greenlight Capital Re, Ltd.

### THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GREENLIGHT CAPITAL RE, LTD.

The undersigned hereby appoints Neil Greenspan and Simon Burton, and each of them, as proxies of the undersigned, with full power to act without the other and with full power of substitution, to vote all the ordinary shares of Greenlight Capital Re, Ltd. held in the name of the undersigned at the close of business on May 4, 2022, at the Annual General Meeting of Shareholders to be held on July 26, 2022, at 9:00 a.m. (local time), and at any adjournment thereof, with all the powers the undersigned would have if personally present, as set forth below, and conferring authority upon the named proxies to vote in their discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof and revoking any proxy heretofore given.

**THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3, 4, 5, 6 AND 7, ALL SAID ITEMS BEING DESCRIBED IN THE NOTICE OF SUCH MEETING, DATED MAY 4, 2022, AND THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH ARE ACKNOWLEDGED. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.**

**(Continued and to be marked, dated and signed, on the other side)**

**Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders.** The Proxy Statement and the 2021 Annual Report to Shareholders are available at: **http://www.envisionreports.com/GLRE**

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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

**B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

**C Non-Voting Items**

| **Change of Address** — Please print new address below. | **Comments** — Please print your comments below. |
|---|---|
| | |